                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          NEUMAN HEALTH SERVICES, INC.,

                            NEUMAN DISTRIBUTORS, INC.

                                       AND

                          DRUG GUILD DISTRIBUTORS, INC.



                            Dated as of July 1, 1997


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                                TABLE OF CONTENTS

                                                                            Page

I.   SALE AND DELIVERY OF THE ASSETS ......................................    2
     ss.1.01 Delivery of the Assets .......................................    2
     ss.1.02 Further Assurances ...........................................    6
     ss.1.03 Assumption of Liabilities ....................................    7
     ss.1.04 Purchase Price ...............................................   13
     ss.1.05 Second Note ..................................................   21
     ss.1.06 The Closing ..................................................   22

II.  COVENANTS ............................................................   22
     ss.2.01 Covenant of DGD, NDI and Neuman ..............................   22
     ss.2.02 Covenants of DGD .............................................   22

              (a) Dividends and Purchases of Stock ........................   22
              (b) Financial Information; Access ...........................   23
              (c) Conduct of Business .....................................   24
              (d) Advice of Changes .......................................   25
              (e) Public Statements .......................................   25
              (f) Consents Without Any Condition ..........................   26
              (g) Transfer Taxes ..........................................   27
              (h) Compensation; Employment Plans; Retirement Plans; etc....   27
              (i) Liens; Indebtedness; etc.................................   27
              (j) Business Combinations ...................................   28
              (k) Compliance with Laws ....................................   28
              (l) Taxes ...................................................   28
              (m) Inventory ...............................................   28
     ss.2.03 Covenants of Neuman and NDI ..................................   29
              (a) Access ..................................................   29
              (b) Conduct of Business .....................................   29
              (c) Advice of Changes .......................................   29
              (d) Public Statements .......................................   30
              (e) Consents ................................................   30

III. EMPLOYEE MATTERS .....................................................   30
     ss.3.01 DGD Employees ................................................   30

              (a) Salaried and Non-Union Hourly Employees .................   30
              (b) Hourly Employees Covered by the Collective Agreement ....   31
     ss.3.02 Plant Closing ................................................   32
     ss.3.03 Indemnification ..............................................   32
     ss.3.04 Reporting of Data ............................................   33


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IV. REPRESENTATIONS AND WARRANTIES ......................................   33
         ss.4.01 Certain Representations and Warranties of DGD ..........   33


                  (a) Organization ......................................   33
                  (b) Subsidiaries ......................................   33
                  (c) Authorization .....................................   34
                  (d) No Breach .........................................   34
                  (e) Consents ..........................................   35
                  (f) Other Liabilities .................................   35
                  (g) Receivables .......................................   36
                  (h) Inventory .........................................   36
                  (i) Contracts and Other Instruments ...................   37
                  (j) Benefit Plans .....................................   38
                  (k) Brokers ...........................................   41
                  (l) Books and Records .................................   41
                  (m) Disclosure ........................................   41
                  (n) Environmental Conditions ..........................   41
                  (o) Financial Statements ..............................   47
                  (p) Tax Matters .......................................   48
                  (q) Real Property .....................................   49
                  (r) Owned Personal Property ...........................   51
                  (s) Title to Assets ...................................   52
                  (t) Assets for Conduct of Business ....................   52
                  (u) Bank Accounts, Powers of Attorney .................   52
                  (v) Permits: Licenses .................................   52
                  (w) Intangible Property ...............................   53
                  (x) Business Operations; Changes ......................   54
                  (y) Litigation; Claims; Proceedings ...................   55
                  (z) Insurance .........................................   55
                  (aa) Customers and Suppliers ..........................   55
         ss.4.02 Certain Representations and Warranties of Neuman
                         and NDI ........................................   56
                  (a) Organization ......................................   56
                  (b) Authority .........................................   56
                  (c) Brokers ...........................................   57
                  (d) Financial Condition ...............................   58

V. CONDITIONS TO CLOSING ................................................   59
         ss.5.01 Conditions of Neuman ...................................   59

                  (a) Accuracy of Representations and Compliance
                         With Conditions ................................   59
                  (b) Opinions of DGD's Counsel .........................   59
                  (c) Other Closing Documents ...........................   59
                  (d) Review of Proceedings .............................   60
                  (e) Legal Action ......................................   60
                  (f) No Governmental Action ............................   60
                  (g) Contractual Consents Needed .......................   61
                  (h) Shareholder Consent ...............................   61



                                       ii

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                  (i) No Material Adverse Effect ..........................   61
                  (j) Financing Approvals .................................   62
                  (k) ISRA ................................................   62
                  (l) Intentionally Deleted ...............................   62
                  (m) Delivery ............................................   62
                  (n) Bridging ............................................   62
         ss.5.02 Conditions of DGD ........................................   65
                  (a) Accuracy of Representations and
                         Compliance With Conditions .......................   65
                  (b) Opinion of Neuman's Counsel .........................   66
                  (c) Other Closing Documents .............................   66
                  (d) Review of Proceedings ...............................   66
                  (e) Legal Action ........................................   66
                  (f) No Governmental Action ..............................   67
                  (g) No Material Adverse Effect ..........................   67
                  (h) Delivery ............................................   67
                  (i) Bridging ............................................   67
                  (j) Shareholder Consent .................................   67
         ss.5.03 Other Closing Conditions .................................   68

VI. POST-CLOSING COVENANTS ................................................   69
         ss.6.01 Transfer Taxes and Other Costs ...........................   69
         ss.6.02 Bulk Sales Compliance ....................................   69
         ss.6.03 Corporate Name ...........................................   69
         ss.6.04 Neuman Shares ............................................   70
         ss.6.05 Documents ................................................   72
         ss.6.06 Employee Benefit Plans ...................................   72
         ss.6.07 Liquidation ..............................................   73

VII. TERMINATION ..........................................................   73
         ss.7.01 Termination of Agreement .................................   73
         ss.7.02 Effect of Termination ....................................   73
         ss.7.03 Costs and Expenses .......................................   74
         ss.7.04 Financing Contingency ....................................   74

VIII. MISCELLANEOUS .......................................................   74
         ss.8.01 Further Actions ..........................................   74
         ss.8.02 Availability of Equitable Remedies .......................   75
         ss.8.03 Survival .................................................   75
         ss.8.04 Modification .............................................   76
         ss.8.05 Notices ..................................................   76
         ss.8.06 Waiver ...................................................   77
         ss.8.07 Binding Effect ...........................................   77
         ss.8.08 No Third-Party Beneficiaries .............................   77
         ss.8.09 Severability .............................................   78
         ss.8.10 Headings .................................................   78


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         ss.8.11 Counterparts; Governing Law; Jurisdiction, Etc............   78
         ss.8.12 Neuman Guarantee .........................................   79

         ss.8.13 Definitions ..............................................   79

SCHEDULES

1.01(a)(ii)                Accounts Receivable
1.01(a)(iii)               Prepaid Expenses
1.01(a)(viii)              Motor Vehicles and Rolling Stock
2.02(c)                    Capital Expenditures
3.01(b)                    Collective Bargaining Agreement
4.01(b)                    DGD Corporate Structure
4.01(d)                    Breaches
4.01(g)                    Accounts Receivable
4.01(h)                    DGD Consignment Purchases
4.01(i)                    DGD Contracts
4.01(j)                    Employee Benefit Matters
4.01(n)                    Environmental Conditions
4.01(o)                    Financial Statements
4.01(p)                    Tax Matters
4.01(q)                    Real Property
4.01(r)                    Tangible Personal Property
4.01(s)                    Encumbered Assets
4.01(u)                    Bank Accounts
4.01(v)                    Permits and Licenses
4.01(w)                    Intangible Property
4.01(x)                    Business Operations
4.01(y)                    Litigation, Claims and Proceedings
4.01(z)                    Insurance Policies

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          NEUMAN HEALTH SERVICES, INC.,

                            NEUMAN DISTRIBUTORS, INC.

                                       AND

                          DRUG GUILD DISTRIBUTORS, INC.

     AGREEMENT, dated as of July 1, 1997, by and among Neuman Health Services, Inc. a New Jersey corporation whose address is 175 Railroad Avenue, Ridgefield, New Jersey 07657 ("Neuman"), Neuman Distributors, Inc., a New Jersey corporation whose address is 175 Railroad Avenue, Ridgefield, New Jersey 07657 ("NDI"), and Drug Guild Distributors, Inc., a New Jersey corporation whose address is 350 Meadowland Parkway, Secaucus, New Jersey 07094 ("DGD", which term shall include any successor to DGD).

     Neuman through its wholly owned subsidiary, NDI, desires to purchase, and DGD desires to sell, certain of the assets and business of DGD primarily relating to the wholesale distribution of a wide variety of products to drug stores and health and beauty aid stores located primarily in the State of New Jersey, the greater New York City metropolitan area and the State of Connecticut (the "Business") for the consideration set forth below and the assumption of certain of DGD's liabilities set forth below, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.   SALE AND DELIVERY OF THE ASSETS

     ss.1.01 Delivery of the Assets.

     (a) Subject to and upon the terms and conditions of this Agreement, except as specifically provided in Section 1.01(b) hereof, at the closing of the transactions contemplated by this Agreement (the "Closing"), DGD shall sell, transfer, convey, assign and deliver to NDI, and NDI shall purchase from DGD, free and clear of all liens, liabilities, security interests, leasehold interests and encumbrances of any nature whatsoever (except as otherwise expressly provided herein), all of the properties, assets and other claims, rights and interests reflected on the Closing Balance Sheet (as defined below), except if otherwise sold or disposed of in the ordinary course of business prior to the Closing Date, or which on the Closing Date (as defined below) are owned by DGD, including but not limited to:

          (i) all inventories of DGD (collectively, the "Inventory");

          (ii) all accounts, accounts receivable, notes and notes receivable, including but not limited to (A) receivables in collection or in suit included in the Closing Balance Sheet and (B) those receivables documented in accordance with Schedule 1.01(a)(ii) attached hereto and not previously, paid, retired or cancelled (collectively, the "Accounts Receivable");

          (iii) those prepaid expenses set forth in Schedule 1.01(a)(iii) attached hereto;

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          (iv) all rights under the contracts, agreements, leases, licenses, purchase orders, customer sales agreements and other instruments set forth on Schedule 4.01(i) and Schedule 4.01(q) attached hereto (collectively, the "Contract Rights");

          (v) all real estate set forth on Schedule 4.01(q), together with all buildings, fixtures and improvements located on or attached thereto, including DGD's right, title and interest in and to all leases, subleases, franchises, licenses, permits (to the extent transferable), easements and rights-of-way which are appurtenant to said real estate (collectively, the "Real Estate");

          (vi) all books; payment records, accounts; customer lists; environmental reports or studies; correspondence; technical, accounting, and procedural manuals; employment and personnel records; and other useful business records, including electronic media, and any confidential or other information (other than information relating to claims retained by DGD pursuant to Section 1.01(b)(iii)) which has been reduced to writing or utilized in the conduct of or relating to the Business or the Assets (as hereinafter defined), subject to DGD's right to retain or obtain from time to time, copies thereof (or originals, if reasonably required by DGD's accountants) which DGD reasonably requires for its ongoing operation, winding-up or dissolution;

          (vii) all rights of DGD under express or implied warranties from the suppliers of the Assets to the extent transferable (but excluding such rights insofar as the same pertain to liabilities retained by DGD hereunder);

          (viii) the motor vehicles and rolling stock, including forklifts, listed on Schedule 1.01(a)(viii);


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          (ix) all of the machinery, equipment, maintenance machinery and equipment, computers, software and information technology solutions or systems and all manuals or source codes with respect thereto, telecommunication systems, office equipment, furniture, leasehold improvements and construction in progress on the Closing Date whether or not reflected as capital assets in the accounting records of DGD which are owned by DGD and used or useful in the Business including but not limited to all of the foregoing located at the locations set forth on Schedule 4.01(q) (collectively, the "Fixed Assets");

          (x) all right, title and interest of DGD in and to all intangible property rights relating to the Business, including but not limited to trade secrets, processes, formulas, know-how, trade names, trademarks, trademark registrations, applications for trademark registrations, copyrights, copyright registrations, certification marks, technical expertise, research data and other similar property and the registrations and applications for registration thereof owned by DGD or, where not owned, used by DGD in the business and all licenses and other agreements to which DGD is party (as licensor or licensee) or by which DGD is bound relating to any of the foregoing kinds of property or rights to any "know-how" or disclosure or use of ideas (collectively, the "Intangible Property");

          (xi) all transferable approvals, authorizations, certifications, consents, variances, permissions, licenses and permits to or from, or filings, notices or recordings to or with, federal, state, foreign, provincial and local governmental authorities as held or effected by DGD, including any licenses authorizations or


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     permits from the Drug Enforcement Agency ("DEA"), in connection with the
     Business and the Assets;

          (xii) all of DGD's goodwill and the exclusive right to use the name "Drug Guild" as all or part of a corporate name;

          (xiii) cash and cash equivalents; and

          (xiv) except as specifically provided in Section 1.01(b) hereof, all other assets, properties, claims, rights and interests of DGD which relate to the Business and exist on the Closing Date, of every kind and nature and description, whether tangible or intangible, real, personal or mixed.

     (b) Notwithstanding the provisions of Section 1.01(a) above, the assets to be transferred to NDI under this Agreement shall not include (i) any refunds of federal, state or local income or other tax paid by DGD which are not reflected on the Closing Balance Sheet, (ii) any insurance policies currently held by DGD and related premium agreements for general liability, product liability and workers compensation insurance for periods prior to the Closing Date, (iii) any claims DGD may have against its officers, employees, suppliers of services and goods (other than claims relating to Inventory), including but not limited to claims against Anchin, Block & Anchin and its partners, Liberty Mutual Insurance Company and Honeywell Inc., and the proceeds or any benefits resulting to DGD as a result of the prosecution or settlement of any such claims, (iv) the life insurance policy on the life of Roman Englander, (v) all trucks or motor vehicles owned or leased by DGD (other than those set forth on Schedule 1.01(a)(viii)), (vi) any "net operating loss" carry forwards, (vii) DGD's corporate minute books and stock books, (viii) accounts receivable previously written off by DGD, for which there is no reserve therefor on the Closing Balance Sheet, (ix) any

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claims against any person or entity relating to DGD's inventory defalcation and
(x) any other assets or claims of DGD that are off balance sheet items or otherwise not transferred pursuant to this Agreement (collectively, the "Excluded Assets").

     (c) The Inventory, Accounts Receivable, Contract Rights, Real Estate, Fixed Assets, Intangible Property and other properties, assets and business of DGD described in Section 1.01(a) above, other than the Excluded Assets, shall be referred to collectively as the "Assets."

     ss.1.02 Further Assurances. (a) At the Closing, DGD shall execute and deliver a Bill of Sale (the "Bill of Sale") substantially in the form attached hereto as Exhibit A and assignments described in Section 5.01(o) hereof. At any time and from time to time after the Closing Date, at the request of NDI and without further consideration, DGD (or its successors) promptly shall execute and deliver such deeds, assignments of leases and other instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as NDI may reasonably request to more effectively transfer, convey and assign to NDI, and to confirm NDI's title to, all of the Assets and the Business, to put NDI in actual possession and operating control thereof, to assist NDI in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     (b) DGD and NDI each will use its best efforts to obtain as promptly as possible written consents to the transfer, assignment or sublicense to NDI of all agreements, commitments, purchase orders, contracts, licenses, leases, rights and other contract documents being transferred pursuant to Section 1.01(a) hereof where the approval or other consent of any other person or entity is required. If any such approval or consent cannot be obtained, or if the parties hereafter agree in writing that it is not in their respective best interests to obtain any such approval or other consent, DGD will cooperate with NDI in any reasonable arrangement designed to provide NDI with substantially the same economic benefits as if such approval or other consent had been obtained and the transfer effected on or before the Closing Date.

     ss.1.03 Assumption of Liabilities.

     (a) At the Closing, NDI shall with respect to DGD's accounts receivable and inventory financing agreement (the "Bank Debt"), and without cost to DGD, either
(i) execute such documents as may be necessary to assume the Bank Debt, with the consent of DGD's lender, or (ii) cause payment in full of such Bank Debt to be effected.

     (b) At the Closing, NDI shall execute and deliver an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to (i) perform, pay and discharge (x) all those trade accounts payable and
(y) all those accrued expenses and withholdings (I) reflected in the Closing Balance Sheet as "Current Liabilities", except to the extent performed, paid or discharged prior to the Closing Date, or (II) which are outstanding on the Closing Date and which were incurred in the ordinary course of business or with the express written consent of the Chief Financial Officer of NDI (the "Assumed Current Liabilities"), (ii) perform and discharge in accordance with their terms those (A) obligations outstanding on the Closing Date under the Contract Rights including but not limited to the Collective Agreement (as defined in Section 3.01(b)) with Union Local 815 and each of the leases set forth on Schedule 4.01(q) hereof and (B) issued, outstanding but uncleared checks of DGD (the "Checks") to the extent the Checks are classified and reflected as trade accounts payable on the Closing Balance Sheet and would perform, pay or discharge any other

Assumed Liability (as defined below), (iii) perform, discharge and pay in accordance with their terms those liabilities directly arising after the Closing Date from any agreement, commitment, purchase, order, contract, license, lease, right or other contract document which NDI has requested be transferred to it pursuant to Section 1.01(a) hereof but which has not been so transferred due to the failure of DGD to obtain the consent or approval required for transfer, provided that NDI has requested and received the same economic benefit of such contract pursuant to Section 1.02(b) hereof and such liability shall not have arisen as a result of DGD's actions or inactions, (iv) perform, pay and discharge any other liabilities of DGD included in the Closing Balance Sheet other than any such liabilities which are specifically excluded herein and (v) perform, pay and discharge any liability of DGD incurred with the express written consent of the Chief Financial Officer of NDI since the Balance Sheet Date (the obligations set forth in this Section 1.03(b) (i), (ii), (iii), (iv) and (v) along with NDI's obligations under Section 1.03(a) regarding the Bank Debt are, collectively, the "Assumed Liabilities").

     (c) Except as otherwise provided herein, Neuman and NDI shall not assume any of the liabilities of DGD and shall purchase the Assets free and clear of all liens, mortgages security interests, encumbrances and claims and DGD represents, warrants and agrees that neither Neuman nor NDI shall be or become liable for claims, demands, liabilities or obligations not expressly assumed in this Agreement of any kind whatsoever arising out of or relating to the conduct of the Business by DGD or the Assets or Assumed Liabilities prior to the Closing Date. Without limiting the foregoing, at the Closing, other than the Assumed Liabilities, NDI shall not assume or agree to perform, pay or discharge, and DGD shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of DGD (the "Excluded Liabilities"), including but not limited to:

          (i) with respect to all periods prior to the Closing Date, except as specifically set forth in Section III hereof, severance, termination or other payments or benefits (including but not limited to post-retirement benefits which include but are not limited to those owing under DGD's severance policy), any union contract or any employment agreement to any employees (union or non-union), sales agents or independent contractors employed by DGD prior to the Closing Date, liabilities arising under any federal, state or local "plant closing law", liabilities accruing under DGD's employee benefit plans, vacation pay plans or programs, retirement plans, pension plans or savings or profit sharing plans heretofore or presently maintained by DGD;

          (ii) worker's compensation claims;

          (iii) stock option or other stock-based awards made to employees of DGD or any subsidiary of DGD, if any;

          (iv) liabilities for any federal, state or local income, gross receipts, license, payroll, excise, withholding, transfer, registration, value added, alternative, add-on minimum, sales and/or compensating use tax taxes (including interest, penalties and additions to such taxes) or any deferred income taxes of DGD;

          (v) liabilities incurred in connection with violations of occupational safety, wage, health, welfare, employee benefit or Environmental Laws or regulations, which violation did not result from the action or inaction of NDI subsequent to the Closing Date including, but not limited to, any claim arising from the violation of any law, regulation or ordinance relating to environmental matters or disposal of hazardous substances and liabilities relating to the remediation of environmental conditions;


          (vi) liabilities to the extent related solely to the Excluded Assets;

          (vii) any tax (including but not limited to any federal, state or local income, franchise, single business, value added, excise, customs, intangible, transfer, recording, documentary or other tax) imposed upon, or incurred by, DGD, if any, in connection with or related to this Agreement or the transactions contemplated hereby;

          (viii) other than the Assumed Liabilities, any liabilities of DGD to third parties arising out of the failure of DGD to obtain any necessary consents to the assignment to NDI of contracts or leases to which DGD is a party (including damages asserted by third parties for breach of such contracts or leases due to the failure to obtain such consents);

          (ix) except to the extent reserved for on the Closing Balance Sheet, liabilities which are undisclosed or contingent;

          (x) liabilities, other than the Assumed Liabilities, to creditors of DGD;

          (xi) liabilities for any state franchise taxes or annual license or other fees relating to qualification as a foreign corporation or authorization to do business in such states (including interest, penalties and additions to such taxes and fees);

          (xii) liabilities resulting from any investigations or inquiries by governmental authorities relating to the Business;

          (xiii) liabilities with respect to the operation of the Business prior to the Closing Date that may be incurred by DGD as penalties, fines, charges or assessments by the DEA;

          (xiv) liabilities or obligations in respect of preferred shares of capital stock of DGD or the holders thereof;

          (xv) liabilities (including without limitation any liabilities under the federal Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C ss.ss. 9601 et seq.) arising out of or incurred in connection with (i) those items set forth on Schedule 4.01(n) and (ii) any Hazardous Material (as defined in Section 4.01(n) hereunder) located in, on, under, or originating from the Real Estate, equipment of any type thereon and/or leasehold improvements prior to the Closing Date, whether the existence of such Hazardous Material is currently known or unknown, as well as any liabilities arising out of or in connection with any Environmental Law (as defined in Section 4.01(n) hereunder) relating in any way to the conduct of the Business prior to the Closing Date;

          (xvi) liabilities or obligations in respect of DGD's relationship with Meadow Trucking Inc. ("Meadow");


          (xvii) liabilities or obligations relating to any brokerage fees payable by DGD upon the consummation of the transaction contemplated hereby; and

          (xviii) any other liabilities of any kind or nature whether now in existence or arising hereafter not expressly assumed by NDI under Section 1.03(a) and (b) hereof.

     (d) Notice and Opportunity to Defend.

     If there occurs an event or a claim regarding an Excluded Liability, NDI shall promptly notify DGD of such claim, specifying the amount thereof, if any, and the commencement of any action or proceeding related thereto. Such notification shall be required of all material oral or written claims, notices, demands, inquiries, assessments or reassessments that have been received or communicated to NDI. Nothing herein, however, including NDI's failure to promptly notify DGD, shall relieve DGD of its obligations with respect to such Excluded Liability, unless NDI's failure or delay in giving DGD notice was unduly prejudicial to DGD. DGD shall have a period of 20 calendar days in which to respond to NDI's notification. If DGD accepts responsibility, then DGD shall be obligated to compromise or defend, at its own expense and by counsel chosen by DGD, such claim, and DGD shall provide NDI with such assurances as may be reasonably required by NDI to assure that DGD will assume and be responsible for the entire liability at issue. If DGD fails to assume the defense of such matter within said 20 calendar day period, NDI will (upon delivering notice to such effect to DGD) have the right to undertake, at DGD's sole cost and expense, the defense, compromise or settlement of such matter on behalf of NDI. In any event, NDI shall have the right to participate at its own expense in the defense of such asserted claim. DGD shall not be liable for any settlement of any action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, DGD agrees to indemnify and hold harmless NDI from and against any loss, costs or expenses incurred by NDI by reason of such settlement or judgment. If DGD proposes a compromise or settlement of an action involving only monetary damages, and NDI does not reasonably consent to the proposed compromise or settlement, then the aggregate amount of losses resulting from or in connection with such action for which DGD shall be required to indemnify NDI for shall be an amount equal to the lesser of (A) the actual amount of losses resulting from or in connection with such action and (B) the amount of losses that DGD would have been required to pay if NDI consented to such proposed compromise or settlement. The amount of any loss which DGD is required to pay for or on behalf of NDI shall be reduced (including, without limitation, retroactively) by any insurance proceeds actually recovered by or on behalf of NDI in reduction of the related loss and shall be computed on an after taxes basis.

     ss.1.04 Purchase Price.

     (a) Subject to the adjustment set forth in Section 1.04A hereof, if any, the purchase price for the Assets shall be the sum of (i) $4,000,000 (the "Cash Consideration"), (ii) the principal amount of the promissory note of NDI described in Section 1.04(d) hereof (the "Note"), (iii) the principal amount of the promissory note described in Section 1.05 hereof (the "Second Note") plus
(iv) the assumption or discharge of the Assumed Liabilities (collectively the "Purchase Price").

     (b) The Purchase Price shall be paid as follows:

          (i) At the Closing, NDI shall deliver to DGD the Cash Consideration, the Note, the Second Note and shall assume or discharge the Assumed Liabilities.

          (ii) The Cash Consideration and all payments pursuant to the Note and the Second Note shall be paid by NDI by wire transfer of immediately available funds to such account as may be designated by DGD, in writing, to NDI.

     (c) At or prior to the Closing, DGD shall deliver to NDI an unaudited balance sheet containing a good faith estimate of the value of the Assets and the Assumed Liabilities as of the last day of the month immediately preceding the Closing (the "Balance Sheet Date") and certified by the Chief Financial Officer of DGD as being prepared in accordance with DGD's past practices regarding unaudited balance sheets, consistently applied, subject to year end audit adjustment, except that Inventory shall be valued at latest cost which DGD would be required to pay to acquire such Inventory (the "Closing Balance Sheet"); provided however, if the Closing shall take place during the first fifteen days of a calendar month the Balance Sheet Date shall be the last day of the second month immediately proceeding the Closing. Upon delivery of the Closing Balance Sheet, DGD shall also deliver a statement, as of the Balance Sheet Date, setting forth the difference between (i) the value of the Assets and (ii) the value of the Assumed Liabilities, each as set forth on the Closing Balance Sheet (the "Net Asset Value"), together with a statement from DGD's lender setting forth the balance of the Bank Debt (the "Lender Statement"), as of the Balance Sheet Date and as of the Closing Date. The principal amount of the Note issued at Closing shall be (x) the Net Asset Value less (y) the Cash Consideration.

     (d) (i) The Note shall have a term of four years from the Closing Date and be in the form annexed hereto as Exhibit C.

          (ii) The Note shall bear interest from and after the Closing Date and be payable as follows:

               (A) Except as provided for in subsection (D) of this Section 1.04(d)(ii), interest for the first year of the Note shall be payable, in arrears, on the amount of the unpaid balance of the Note, after any adjustment required in accordance with Section 1.04A hereof, within ten days after the amount of the Total Adjustment (as defined in Section 1.04A(e)) shall have been finally determined.

               (B) Interest during the remaining term of the Note shall be payable, in arrears, on the last day of each consecutive three month period.

               (C) The rate of interest to be paid on the Note shall be determined quarterly at a rate equal to the higher of (i) the LIBOR Rate (as defined below) plus one percent (1%) or (ii) the rate on United States Treasury Notes with maturities equal to the remaining term of the Note (the "Interest Rate"), provided, however that the Interest Rate shall in no event be lower than the Federal Rate announced by the Internal Revenue Service from time to time. "LIBOR Rate" shall mean the 180 day LIBOR rate, as such rate may be quoted by The Wall Street Journal. The Interest Rate for the first consecutive three month period of the Note shall be determined by reference to the Interest Rate in effect two business days prior to the Closing Date and the Interest Rate for each successive three month period during the term of the Note shall be determined by reference to the Interest Rate in effect on the first business day of each such three month period.

     (D) The principal amount of the Note shall be paid by NDI to DGD as follows: (i) four installments of $500,000.00 each, together with accrued and unpaid interest on such installment, shall be paid on the last day of each consecutive three month period following the Closing Date during the first year of the Note, and (ii) the remaining balance of the Note, as such balance may be adjusted in accordance with Section 1.04A hereof, shall be paid in twelve equal installments, payable on the last day of each consecutive three month period following the first anniversary of the Closing Date.

     (e) The Note shall at all times be secured by an irrevocable stand-by letter of credit issued by Bank of America (or another financial institution of comparable size and standing designated by NDI but which shall be satisfactory to DGD) in form and substance satisfactory to DGD and in an amount equal to the outstanding balance plus accrued interest due under the Note from time to time (the "LC"). The Note shall provide, and the LC shall confirm, (i) that not later than thirty days prior to the expiration of the LC evidence of renewal of the LC for the subsequent year of the remaining term of the Note shall be delivered to DGD and (ii) that the failure to evidence such timely renewal shall constitute a default under the Note. The principal balance of the Note, together with all accrued interest thereon, may be prepaid at any time by NDI without penalty. The Note, DGD's rights under the LC, and the Second Note may each be assigned in its entirety to a wholly owned subsidiary or to an entity under the control of DGD or owned by the shareholders of DGD in the same proportion as their ownership in DGD.

     ss. 1.04A. Adjustment to Note. The unpaid balance of the principal amount under the Note shall be adjusted as of the first anniversary date of the Note in accordance with the following procedures:

     (a) Following the Closing, NDI shall cause its independent certified public accountants to conduct an audit of a balance sheet as of June 30, 1996, prepared by DGD with respect to the Assets and Assumed Liabilities, for, among other purposes, the purpose of establishing an opening balance sheet for NDI with respect to such Assets and Assumed Liabilities as of the Closing Date. For purposes of such audit, physical inventory shall be determined with all items valued at latest cost which DGD would be required to pay to acquire such Inventory. NDI will use commercially reasonable efforts to cause its independent certified public accountants to complete and deliver its audit of such balance sheet within 90 days of the Closing Date. The balance sheet resulting from such audit (the "Audited Balance Sheet") shall be compared to the Closing Balance Sheet and, to the extent adjustments are required, the procedures set forth in
Section 1.04A(f) below shall be followed until such adjustments are finally determined and the amount thereof so determined shall constitute the "Audit Adjustments".

     (b) On or before the first anniversary date of the Closing, NDI or DGD may advise the other of any other adjustments from the Audited Balance Sheet that have come to its attention with respect to those accounts payable and accrued expenses that have been assumed by NDI, and NDI or DGD, as applicable, shall provide the other party with documentary evidence supporting such adjustments (the "Post Audit Adjustment Notice"). The procedures set forth in Section 1.04A(g) below shall be followed until the amount of such adjustments is finally determined and the amount thereof, with the NDI and DGD adjustments being aggregated, shall constitute the "Post Audit Adjustment"; provided, however, that no effect shall be given to the Post Audit Adjustment unless the Post Audit Adjustment exceeds $300,000.00 and only the amount of the Post Audit Adjustment in excess of $300,000.00 shall be taken into account for purposes of subparagraph (c) hereof.

     (c) The amount of the Audit Adjustments and Post Audit Adjustment shall be netted together to constitute the "Total Audit Adjustment."

     (d) On the first anniversary date of the Closing, NDI shall, assuming the
Note is not then in default, have the right to reassign to DGD such amount of Accounts Receivable as, during said year, have been uncollectible in accordance with their applicable terms, as such terms are set forth in Schedule 4.01(g) hereof. The amount of reassigned Accounts Receivable less the sum of (i) the amount of the reserve for accounts and notes receivable on the Audited Balance Sheet on a customer by customer basis, (ii) the amount of any reserved finance charges collected during the first year of the Note and (iii) the amount of any finance charges attributable to any reassigned Accounts Receivable, shall constitute the "Receivables Adjustment". If the items set forth in (i)-(iii) above when aggregated exceed the amount of the reassigned Accounts Receivables, the principal balance of the Note shall be increased by such excess subject to offset by the Total Audit Adjustment provided for in subparagraph (e) below.

     (e) The principal balance of the Note shall be increased or decreased as of the first anniversary date of the Note by the amount determined by netting together the amount of the Total Audit Adjustment and the amount of the Receivables Adjustment (collectively the "Total Adjustment") provided, however, that the amount of the Total Adjustment shall, in no event, exceed an amount determined by subtracting $2,000,000 from the principal amount of the Note as issued on the Closing Date.

     (f) DGD shall have thirty five calendar days from the latter of (i) its receipt of the Audited Balance Sheet and (ii) its access to NDI's or its accountants, if necessary, work papers, to submit, in writing, to NDI, any objection to the Audited Balance Sheet and such adjustments as may be required in connection therewith from the Closing Balance Sheet. If DGD fails to submit, in writing, any objections to the Audited Balance Sheet within such thirty-five calendar day period, the Audited Balance Sheet and adjustments related thereto shall be deemed accepted by DGD. In the event DGD disputes the Audited Balance Sheet, the parties hereto agree to resolve their dispute in the following manner. Within fifteen business days of DGD's written objection to the Audited Balance Sheet, the parties shall use their best efforts to resolve their dispute. In the event the dispute is not resolved during such fifteen day period, DGD and NDI shall submit to an independent accounting firm selected as hereinafter provided (the "Accounting Firm") for review and resolution, any and all such matters that remain in dispute. The Accounting Firm shall be a nationally recognized independent accounting firm, agreed upon by the parties hereto, in writing, having no prior relationship with either party. The Accounting Firm shall deliver a written report to DGD and NDI, setting forth its final resolution of all matters which remain in dispute, within thirty calendar days after such matters are submitted to the Accounting Firm. The Audited Balance

Sheet, as adjusted to reflect the parties' or the Accounting Firm's resolution of matters in dispute, shall become final and binding upon DGD and NDI on the earliest of (x) the date DGD indicates that it has no objection to the Audited Balance Sheet or fails to submit in writing any objection to the Audited Balance Sheet in a timely fashion, (y) the date that DGD and NDI resolve DGD's written objections to the Audited Balance Sheet or (z) the date the Accounting Firm delivers its written report of its final resolution to the parties.

     (g) DGD or NDI, as applicable, shall have thirty five calendar days from its receipt of a Post Audit Adjustment Notice to submit, in writing, an objection to such notice and the proposed adjustments set forth therein. If DGD or NDI, as applicable, fails to submit, in writing, any objections to the Post Audit Adjustment Notice within such thirty five calendar day period, the proposed adjustments set forth in the Post Audit Adjustment Notice shall be deemed accepted by DGD or NDI, as applicable. In the event DGD or NDI, as applicable, disputes the Post Audit Adjustment Notice, the parties hereto agree to resolve their dispute in the following manner. Within fifteen business days of DGD's or NDI's, as applicable, written objection to the Post Audit Adjustment Notice the parties shall use their best efforts to resolve their dispute. In the event the dispute is not resolved in such fifteen business day period, DGD and NDI shall submit to the Accounting Firm for review and resolution, any and all such matters that remain in dispute. The Accounting Firm shall deliver a written report to DGD and NDI, setting forth its final resolution of all matters in dispute, within twenty days after such matters are submitted to the Accounting Firm. The proposed adjustments set forth in the Post Audit Adjustment Notice as such may be adjusted to reflect the parties or the Accounting Firm's resolution of matters in dispute, shall become final and binding upon DGD and NDI on the earlier of (x) the date DGD or NDI, as applicable, indicates that it has no objection to the Post Audit Adjustment Notice or fails to submit in writing any objection to the Post Audit Adjustment Notice in a timely fashion, (y) the date that DGD and NDI resolve DGD's or NDI's, as applicable, written objection to the Post Audit Adjustment Notice or (z) the date the Accounting Firm delivers its written report of its final resolution to the parties hereto.

     (h) Each party shall bear its own cost and expenses with respect to implementation of the procedures set forth in subsections (f) and (g) above and the costs and expenses of the Accounting Firm shall be shared equally among DGD and NDI.

     (i) To the extent set forth on Schedule 4.01(g), NDI shall not, during the twelve months immediately following the Closing, change the terms of sale or collection which any customer of DGD, whose accounts are acquired by NDI, has received from DGD prior to the Closing. NDI shall have the right to modify any such terms, however, to the extent (i) necessary to meet terms provided or offered by competitors of NDI, subject to consultation with the Committee (as defined below), or (ii) that any account balance existing as of the Closing Date shall have subsequently been reduced to zero. Payments received by NDI with respect to Accounts Receivable of any customer shall be credited against the oldest balance outstanding unless NDI is otherwise directed in writing by such customer when payment is made.

     (j) In furtherance of this Section 1.04A, each of NDI and DGD shall designate no less than two individuals to serve on a joint collections committee (the "Committee") which shall meet at least quarterly and have the responsibility for coordinating efforts to assist in timely collection of Accounts Receivable, resolve disputes regarding Accounts Receivable and address inquiries regarding Accounts Receivable from customers. NDI shall deliver monthly to the Committee such aging reports regarding the status of the Accounts Receivable. If the Committee cannot resolve any dispute regarding any Accounts Receivable, the Committee shall submit to the Accounting Firm for review and resolution any and all such matters that remain in dispute. The Accounting Firm shall deliver a written report to DGD and NDI, setting forth its final resolution of all matters in dispute, within twenty days after such matters are submitted to the Accounting Firm, and such resolution shall be binding on the Committee. NDI shall not, without the unanimous consent of the Committee, change legal counsel involved in the collection of any Accounts Receivable "in collection" or in suit on the Closing Date.

     (k) Neuman and NDI agree that with respect to the Accounts Receivable of any customer that are reassigned to DGD, neither Neuman, NDI nor any affiliate of either shall directly or indirectly transact Business with such customer for a period of two years following the date the reassignment is effected. In the event that NDI, Neuman or any of their affiliates violates the provision of this
Section 1.04A(k) by transacting Business with any such customer, then Neuman, NDI or any of their affiliates shall be subject to liquidated damages in the amount of the Accounts Receivable reassigned to DGD with respect to such customer.

     ss.1.05 Second Note. The Second Note shall be in the form annexed hereto as Exhibit D. The Second Note shall (a) have a principal amount of $1,000,000.00,
(b) have a term of four years, with the principal amount thereof payable on the fourth anniversary date of the Closing Date, (c) not bear interest, (d) not be subject to adjustment or set off, (e) be subject to prepayment by NDI without penalty, (f) not be secured by a letter of credit, (g) be subject to acceleration if payment of the Note is accelerated and (h) be guaranteed by Neuman.

     ss.1.06 The Closing.


     The Closing shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York on July 1, 1997 or such other date as the parties may agree (the "Closing Date"). The transfer of the Assets by DGD to NDI and the assumption of the Assumed Liabilities by NDI shall be deemed to occur at 12:01 AM on the Closing Date.

II.  COVENANTS

     ss.2.01 Covenant of DGD, NDI and Neuman. The Purchase Price shall, for tax and financial accounting purposes only, be allocated among the Assets and Assumed Liabilities substantially in accordance with their allocation and the amounts shown on the Closing Balance Sheet, with any excess allocated to goodwill. Such allocation shall be subject to adjustment to the extent the Purchase Price is adjusted pursuant to Section 1.04A hereof. DGD, NDI and Neuman agree that they will not take any position which is materially inconsistent with the allocations and amounts provided for on the Closing Balance Sheet in preparing income, capital or franchise tax returns.

     ss.2.02 Covenants of DGD

     DGD agrees that, unless Neuman otherwise agrees in writing:

     (a) Dividends and Purchases of Stock. Until the Closing, no dividend or liquidation or other distribution shall be authorized, declared, paid, or effected by DGD in respect of the outstanding shares of DGD Common Stock or any other security or instrument issued by DGD, other than mandatory dividends in kind required to be paid on DGD Preferred Stock. Until the Closing Date, no direct or indirect redemption or purchase (except for mandatory redemptions or purchases at the option of a holder of DGD Preferred

Stock), retirement or other acquisition shall be made by DGD of shares of DGD Common Stock or any other capital stock of DGD.

     (b) Financial Information; Access. DGD will, promptly upon their completion after the end of each calendar month until the Closing, deliver to NDI a true, complete and accurate copy of its financial statements for such month (which shall include a balance sheet and statements of income, which financial statements shall (x) present fairly the financial condition, assets and liabilities of DGD as of such date and the results of operation of DGD for the period indicated and (y) be in accordance with the books and records of DGD. Until the Closing (but subject to the confidentiality agreement dated April 24, 1997 previously executed on behalf of Neuman), DGD will, from time to time, (i) afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of NDI free and full access to the officers, directors, employees, counsel, agents, investment bankers, accountants, other representatives, plants, properties, assets, books, records (including tax returns) and systems of DGD, (ii) to the extent reasonable, permit them to make extracts from and copies of such books and records, and

(iii) furnish them with such additional financial and operating data and other information as to the condition (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or liabilities of DGD as they from time to time may reasonably request, provided that Neuman shall use its best efforts to limit access to information obtained pursuant to the foregoing clauses (i) through (iii) to individuals on a need-to-know basis. Until the Closing, DGD will cause the independent certified public accountants of DGD to make available to NDI and its independent certified public accountants such work papers as NDI may reasonably request relating to the audit of DGD referred to in Section 4.01(o). In furtherance of this paragraph, DGD acknowledges and agrees that, from the date hereof through the Closing, Neuman may have up to three of its representatives situated at DGD's premises on a continuing basis for observation purposes.

     (c) Conduct of Business. Until the Closing Date, DGD will use its best efforts to conduct the Business so that at the Closing Date no representation or warranty of DGD made in connection with this Agreement will be inaccurate, no covenant, obligation or agreement of DGD made in connection with this Agreement will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of DGD. Except as otherwise requested by NDI in writing, until the Closing Date, DGD will use its best efforts to preserve the Business intact, to keep available the services of its present employees, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, undertakings and understandings of DGD (collectively, the "Contracts"), and to preserve the goodwill of its suppliers, customers, and others having business relations with DGD. Until the Closing Date, DGD will conduct its affairs in all respects in a manner consistent with normal business practices. In addition to and without limiting the foregoing, until the Closing Date, DGD shall not (i) engage in any transaction which is not in the ordinary course of business, consistent with past practice, (ii) materially alter existing sales or collection practices, terms or conditions,
(iii) defer payment of expenses, (iv) make any capital expenditure or expenditures which will exceed $25,000 in the individual or $250,000 in the aggregate (other than those capital expenditures set forth on Schedule 2.02(c) for which DGD has already made a commitment), (v) terminate any key employees without cause, (vi) hire any new employee whose aggregate annual compensation shall exceed $50,000, or (vii) modify the terms of any lease intended as an Assumed Liability or

Contract; in any of the above cases without the prior written consent of NDI, which consent shall not be unreasonably withheld. If DGD is required to obtain NDI's consent under the preceding sentence, it shall submit its request to NDI.

NDI shall decide promptly (but in no event later than seven (7) business days after receiving from DGD all information reasonably requested by NDI) whether or not to grant or deny such consent or request a modification of terms. If a request submitted to NDI is not acted upon within such seven (7) business day period, such request shall automatically be deemed approved.

     (d) Advice of Changes. Until the Closing, DGD will promptly advise NDI in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence, other than a material adverse change in the economy in general, of which any officer or Executive Committee member of DGD (each a "DGD Responsible Employee") obtains knowledge and which (w) (if existing at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Schedules hereto, (x) (if existing at any time prior to or at the Closing Date) would make the performance by DGD of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, (y) (if existing at the Closing Date) would cause a condition to the obligations of Neuman and NDI under Section 5.01 of this Agreement not to be fully satisfied or (z) is otherwise material to the condition (financial or otherwise), results of operations, businesses, properties, assets, future prospects or current or future liabilities of DGD.

     (e) Public Statements. DGD has heretofore furnished NDI with true, correct and complete copies of all written statements, communications and other documents filed with or issued or sent by DGD or on DGD's behalf during the past 36 months with or to (i) the

Securities and Exchange Commission (the "SEC") including, but not limited to, Reports on Form 10-K, Form 10-Q or Form 8-K and proxy statements, (ii) the National Association of Securities Dealers, Inc., (iii) any national securities exchange upon which the DGD Common Stock has been listed, (iv) any other governmental agency or instrumentality, including, but not limited to, the Food and Drug Administration ("FDA") and the DEA, or (v) DGD's shareholders, and all press releases issued by DGD during such 36 month period. DGD shall, until the Closing Date, further furnish or cause to be furnished to NDI true and complete copies of all statements, communications and other documents hereafter filed with, or issued or sent by DGD or on DGD's behalf to, the SEC, the National Association of Securities Dealers, Inc., any securities exchanges, any other governmental agency or instrumentality or DGD's shareholders and all press releases issued by DGD. Before DGD files, issues or sends any such statements, communications or documents or releases any information concerning this Agreement, or any of the other transactions contemplated by this Agreement, which is intended for or may result in public dissemination thereof, DGD shall obtain NDI's written consent, provided that if the statement, communication, document or release is required by law, NDI's consent shall be limited to the content thereof and shall not be unreasonably withheld.

     (f) Consents Without Any Condition. DGD shall not make any agreement, commitment or arrangement or reach any understanding not approved in advance in writing by NDI, which approval shall not be unreasonably withheld, as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement, whether pursuant to Section 5.03 hereof or otherwise.

     (g) Transfer Taxes. DGD shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing prior to the Closing.

     (h) Compensation; Employment Plans; Retirement Plans; etc.

     On or prior to the Closing, except with the consent of NDI, which consent shall not be unreasonably withheld, DGD will not (i) increase the rate of compensation of any of its directors, officers, employees, agents (including sales agents), dealers or distributors other than in the ordinary course and consistent with past practice, (ii) grant or pay any additional or special compensation, bonus, perquisite, benefit, loan or advance to any of its directors, officers, employees, agents (including sales agents), dealers or distributors or (iii) except as required by law or as is necessary to terminate any Pension Plan (as defined in Section 4.01(j) hereof), institute, enter into or amend any employment, employee benefit, pension, retirement, stock option, profit sharing, compensation, consultant, bonus, group insurance or similar plan in respect of any of its directors, officers, employees, agents (including sales agents), dealers or distributors.

     (i) Liens; Indebtedness; etc. On or prior to the Closing Date, DGD will not
(i) except in the ordinary course of business consistent with past practices, mortgage, pledge or subject to a lien, security interest or any other encumbrance any of its property or assets, dispose of any of its property or assets or incur or cancel any obligation, indebtedness or claims, (ii) except in the ordinary course of business consistent with past practices, incur, increase, renew, refinance or extend or agree or commit to incur, increase, renew, refinance or extend any indebtedness for borrowed money, obligation which is evidenced by any note, bond, debenture, instrument or security or obligation with respect to any commercial or standby letter of credit, or (iii) guaranty the obligations of any other person or entity, except for guarantees of collection in the ordinary course of business, consistent with past practice.

     (j) Business Combinations. Until the Closing Date, DGD shall not merge or consolidate with or into, or acquire all or any substantial part of the stock, securities or property or assets of, dispose of any substantial amount of property or assets outside the ordinary course of business to, or engage in any business combination with, any other person or entity.

     (k) Compliance with Laws. DGD is to the best of its knowledge and will remain in compliance in all respects with all applicable federal, state, foreign and local legal requirements (including without limitation Environmental Laws, as hereinafter defined) in each of the jurisdictions in which DGD conducts business, except where such noncompliance does not materially interfere with the Business or Assets. DGD will promptly notify NDI if DGD receives any claim or notice of violations with respect thereto.

     (l) Taxes. DGD shall, from the date hereof through the Closing Date, prepare and timely file all tax returns required to be filed in any jurisdiction and shall pay all taxes required to be paid in such jurisdictions.

     (m) Inventory. On the weekend immediately preceding the Closing, DGD shall conduct a physical count of Inventory in the same manner as the physical count conducted by DGD for preparation of its audited financial statements and NDI and its independent certified public accountants shall be entitled to attend and observe such physical count in its entirety. The Audited Balance Sheet shall reflect the results of the physical count of the Inventory valued in accordance with Section 1.04A(a).

     ss.2.03 Covenants of Neuman and NDI

     Neuman and NDI agree that, unless DGD otherwise agrees in writing:

     (a) Access. Neuman will, promptly upon their completion after the end of each calendar month until the Closing Date, deliver to DGD a true, complete and accurate copy of its consolidated financial statements for such month (which shall include a consolidated balance sheet and consolidated statements of income, shareholders' equity and cash flow for such month), which financial statements shall (x) present fairly the consolidated financial condition, assets, liabilities and shareholders' equity of Neuman and the Neuman subsidiaries as of their respective dates and the results of operation of Neuman and the Neuman subsidiaries for the period indicated and (y) be prepared in accordance with GAAP and be in accordance with the books and records of Neuman and the Neuman Subsidiaries.

     (b) Conduct of Business. Until the Closing Date, each of Neuman and NDI will use its best efforts to conduct its affairs so that at the Closing Date no representation or warranty of Neuman or NDI will be inaccurate, no covenant, obligation or agreement of Neuman or NDI will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Neuman or NDI.

     (c) Advice of Changes. Until the Closing, Neuman will promptly advise DGD in a reasonably detailed written notice of any fact or occurrence or any pending or threatened occurrence, other than a material adverse change in the economy in general, of which any officer or director of Neuman or any Neuman subsidiary (each a "Neuman Responsible Employee") obtains knowledge and which (w) (if existing at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Schedules hereto, (x) (if existing at any time prior to or at the Closing

Date) would make the performance by Neuman or NDI of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, (y) (if existing at the Closing
Date) would cause a condition to the obligations of DGD under Section 5.02 hereof not to be fully satisfied or (z) is otherwise material to the condition (financial or otherwise), results of operations, businesses, properties, assets, future prospects (other than a material adverse change in the economy in general) or current or future liabilities of Neuman.

     (d) Public Statements. Before Neuman or NDI files, issues or sends any statement, communication, document or releases any information concerning this Agreement, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Neuman shall obtain DGD's prior written consent provided that, if the statement, communication, document or release is required by law, DGD's consent shall be limited to the content thereof and shall not be unreasonably withheld.

     (e) Consents. Neuman shall notify DGD of any agreement, commitment, arrangement or understanding reached by Neuman as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement, whether pursuant to Section 5.03 hereof or otherwise.

III. EMPLOYEE MATTERS

     ss.3.01 DGD Employees.

     (a) Salaried and Non-Union Hourly Employees. DGD has furnished to NDI a list containing the names of all salaried and hourly employees paid directly by DGD whose employment is not covered by the Collective Agreement (hereinafter collectively called "Salaried Employees"), including each such employee's status, social security number and current compensation. If any such employee's employment is terminated or status changed prior to the Closing Date, DGD shall promptly notify NDI of such termination or status change and, in the case of termination, if such employee is replaced, the name, date of hire and compensation of the individual replacing such employee.


     NDI shall, prior to the Closing Date, offer continued employment, to all Salaried Employees as of the day before the Closing Date, such employment to become effective as of the Closing Date. The terms and conditions of offered continued employment shall be determined by NDI. Salaried Employees shall be immediately eligible on the Closing Date for benefits under NDI's various benefit plans.

     Nothing in this Section 3.01 shall require NDI to retain any of Salaried Employees for any period of time after the Closing Date. Subject to requirements of applicable law, NDI reserves the right at any time after the Closing Date to terminate such employment and amend, modify or terminate any term or condition of employment, including without limitation, any employee benefit plan, program, policy, practice or arrangement.

     (b) Hourly Employees Covered by the Collective Agreement. DGD has furnished to NDI a list containing the names of all DGD employees who are covered by the collective bargaining agreement identified in Schedule 3.01(b) (such agreement hereinafter called the " Collective Agreement" and such individuals being herein called the "Hourly Union Employees" and together with the Salaried Employees, the "DGD Employees"), including each Hourly Union Employee's name and social security number and such Hourly Union Employee's status. If any Hourly Union Employee's employment status is changed prior to the Closing Date, DGD shall promptly notify NDI of such changed status and the reasons for such change (e.g., recalled from layoff). In the event an individual is hired as a Hourly Union Employee, then DGD shall promptly notify NDI of such individual's name, date of birth and date of hire. NDI shall assume the Collective Agreement and, therefore, NDI will offer employment to all Hourly Union Employees consistent with said Collective Agreement.

     ss.3.02 Plant Closing. NDI will not, directly or indirectly, take or omit to take any action which may result in DGD's liability to any person or entity under the WARN Act. The term "any action" does not include the sale and acquisition contemplated by this Agreement and the liability under the WARN Act, if any, which results from DGD's termination of employees in connection with such sale and acquisition is the sole responsibility of DGD.

     ss.3.03 Indemnification. NDI shall fully defend, indemnify and hold DGD and its legal successors and assigns harmless, without regard to rights of setoff, from and against any liability, penalty, cost or expense incurred by or imposed on DGD, including reasonable attorneys fees, as a result of:

          (i) any claim which is attributable to periods of employment with NDI or as a result of termination of employment from NDI;

          (ii) any claim which is attributable to NDI's failure to employ DGD Employees; provided, however, NDI shall not be obligated to indemnify DGD for any claim resulting from NDI's subsequent change in the conditions of employment of any DGD Employee hired by NDI on the Closing Date; or

          (iii) any claim or liability incurred by DGD and arising under the WARN Act as a direct or indirect result of NDI's acts or omissions except any claim or liability relating to DGD's termination of employees in connection with this sale and acquisition independent of or in combination with acts or omissions of NDI subsequent to the Closing Date.

          ss.3.04 Reporting of Data. NDI and DGD shall compile and furnish to each other such actuarial and employee data as shall be required from time to time for each party to perform and fulfill its obligations as may be required pursuant to this Section III.

IV.  REPRESENTATIONS AND WARRANTIES


     ss.4.01 Certain Representations and Warranties of DGD

     DGD represents and warrants to Neuman and NDI as follows:

     (a) Organization. DGD is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with all requisite corporate power and authority necessary to (i) execute, deliver and perform its obligations under this Agreement and other agreements contemplated hereby to which it is a party, (ii) consummate the transactions contemplated hereby and thereby, (iii) own, lease and use its properties and assets and (iv) conduct the business presently conducted by it.

     (b) Subsidiaries. DGD does not have any active or operating subsidiary which is part of the Business or which holds or uses any of the Assets. Other than as set forth in Schedule 4.01(b) attached hereto DGD has no equity or similar investment, direct or indirect, in any corporation, partnership, association, joint venture or other entity that is part of the Business or which holds or uses any of the Assets.

     (c) Authorization. The execution and delivery by DGD of this Agreement, the performance by DGD of its obligations hereunder and the consummation by DGD of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of DGD other than the approval of the requisite number of shares of DGD Common Stock and DGD Preferred Stock in accordance with
Section 14A:10-11 of the New Jersey Business Corporation Act (the "NJBCA"). This Agreement constitutes the legal, valid and binding obligation of DGD, enforceable against DGD in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (d) No Breach. The execution and delivery by DGD of this Agreement, the performance by DGD of its obligations hereunder and the consummation by DGD of the transactions contemplated hereby will not (a) conflict with, result in any violation of or constitute a default under its Certificate of Incorporation or its By-Laws, in each case as amended to date, (b) except as set forth on
Schedule 4.01(d) hereof (to the extent the consents disclosed thereon have not been obtained on or before the Closing Date), constitute a default under, result in a violation or breach of, result in the cancellation or termination of, accelerate the performance required under or result in the creation of any lien, claim or encumbrance upon any of the Assets pursuant to any Contract, mortgage, guaranty, deed of trust, note, indenture, bond, lease, agreement or other instrument to which DGD is a party or by which any of its properties is bound or
(c) result in a violation of or conflict with any law, ordinance, rule, regulation, order, writ, judgment, award, edict or decree applicable to DGD, the Assets or the Business.

     (e) Consents. Except as set forth in Sections 4.01(c) and 5.03, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by DGD,
(a) in order for this Agreement to constitute the legal, valid and binding obligation of DGD or to authorize or permit the consummation by DGD of the transactions contemplated hereby or (b) under or pursuant to any governmental or quasi-governmental permits, licenses, consents, authorizations or approvals held by or issued to DGD (including, without limitation, environmental, health, safety and operating permits and licenses) by reason of this Agreement or the consummation of the transactions contemplated hereby.

     (f) Other Liabilities. Except as set forth in the Schedules hereto, DGD has no indebtedness or liability of any nature (including, without limitation, any liability arising from any Environmental Claim, as hereinafter defined), accrued or contingent, for which provision should be made on the financial statements which has not been made, other than the following:

     (i) Liabilities for which full provision has been made in the Financial Statements; and

     (ii) Other liabilities arising since the Financial Statements and prior to the Closing Date in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which will not cause a breach of any representation and warranty of DGD or any other provision of this Agreement.

     No DGD Responsible Employee has knowledge of any existing or threatened occurrence(s), event(s) or development(s) which, as of the date hereof, individually or in the aggregate, are likely to have a material adverse effect upon the Assets or the Business.

     (g) Receivables. The Accounts Receivable reflected on the Closing Balance Sheet represent bona fide claims of DGD against debtors for sales or advances made or services performed in the ordinary course of business and have been collected, or are and will be good and collectible in the ordinary course of business, in each case at the aggregate recorded amounts thereof less applicable reserves (which have been established in accordance with GAAP consistently applied and which are adequate). Except as set forth on Schedule 4.01(g) hereof, DGD has no knowledge of any such Accounts Receivable that are uncollectible or in controversy or subject to offset or counterclaim. Schedule 4.01(g) hereof also sets forth (i) DGD's standard terms and conditions for sales and collections and (ii) a list of those customers to which such standard terms and conditions do not apply and a description of such non-standard terms on a customer by customer basis. Except as set forth on Schedule 4.01(g) hereof, DGD has not made any sales in the past two years on a consignment basis and no such sales are currently contemplated.

     (h) Inventory. All Inventory of DGD (other than immaterial amounts of Inventory) is in quantities which are usable on a normal basis in the existing service lines of DGD at values at least equal to the values at which such items are carried on DGD's books and records and contains no material amounts of items with an expiration date less than six months after the Closing Date except for items that are typically short dated in the ordinary course of business, consistently applied. All inventory is merchantable and fit for the particular purpose for which it is intended. Except as set forth on Schedule 4.01(h) hereof,

DGD has not made any purchases in the past two years on a consignment basis and no such purchases are currently contemplated. DGD is in compliance with the Prescription Drug Marketing Act of 1986, as such Act relates to its inventory procedure and policies.

     (i) Contracts and Other Instruments. Schedule 4.01(i) hereof contains a true, correct and complete description of each Contract to which DGD is a party which is required by its terms or is expected to result in the payment or receipt of more than $100,000 individually or has a term of more than one year.
Schedule 4.01(i) contains a true, correct and complete description of each Contract with respect to DGD which is otherwise material to the Business or Assets. DGD has furnished (or, in the case of clause (z)(A) below, made available) to NDI true, complete and correct copies of (y) the Certificate of Incorporation (or other charter document) and By-Laws of DGD and all amendments thereto, as presently in effect, certified by the Secretary of DGD and (z) each of the following: (A) all Contracts referred to in Schedule 4.01(i); (B) all deeds to real property, all real property and master equipment leases and all licenses referred to in Schedules 4.01(i), 4.01(q) or 4.01(v); (C) written descriptions of all supply, distribution, agency, financing, or other arrangements or understandings referred to in Schedule 4.01(i); (D) each Contract defining the terms on which debts for borrowed money or guarantees by DGD aggregating more than $25,000 have been or may be issued; and (E) all employment Contracts not terminable at will without penalty to which DGD is a party. Neither DGD nor, to the knowledge of DGD, any other party to any such Contract is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any material term thereof, and each such Contract is in full force and is the legal, valid, and binding obligation of DGD and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable in accordance with its terms. To the best of DGD's knowledge, there is no existing material breach, violation or default by any other party to any of such Contracts and no event has occurred which with the passage of time or giving of notice or both would constitute such a breach, violation or default by such other party or result in a loss of material rights thereunder or pursuant thereto. Each such supply, distribution, agency, financing, or other arrangement or understanding set forth on Schedule 4.01(i) is a valid and continuing arrangement or understanding; neither DGD nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way.

     (j) Benefit Plans.

          (i) Except as set forth on Schedule 4.01(j) hereof, DGD does not maintain or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or have any obligation to or arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written. Schedule 4.01(j) sets forth a complete and accurate list of each such Employee Benefit Plan or arrangement. The total value of carry-forward vacation, sick pay and sick leave for all employees of DGD as of March 31, 1997 is not more than $300,000. DGD has furnished to Neuman true, complete and correct copies of all documents evidencing plans, obligations, or arrangements referred to on Schedule 4.01(j) or true, complete and correct written summaries of such plans, obligations, or arrangements, which accurately and fully describe such plans, obligations or arrangements in all material respects.

          (ii) Each Pension Plan (as defined in Section 3(2) of ERISA) maintained by DGD has been funded in accordance with the assumptions contained in the applicable actuarial valuations prepared with respect to such Pension Plan and no such Pension Plan has incurred an accumulated or waived funding deficiency as such term is defined in Section 412 of the Code. All contributions required to be made under each such Pension Plan have been timely made. All liabilities (for contributions or otherwise) of DGD as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date. For purposes of the preceding sentence, "liabilities" shall include contributions as due in accordance with the terms of each Employee Benefit Plan to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to and ends after the Closing Date, and accrued liabilities for any portion of a plan year or other applicable period shall be determined consistently with DGD's past practices and in accordance with GAAP.

          (iii) Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in all material respects with the applicable requirements of Section 4980B of the Code. To the knowledge of DGD, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to DGD) with respect to any Employee Benefit Plan or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan.

          (iv) Except as set forth on Schedule 4.01(j), DGD does not currently contribute to any multi-employer Pension Plan within the meaning of Section 3(37) of ERISA. Since January 1, 1986 DGD has not effectuated either a complete or partial withdrawal from any multi-employer Pension Plan within the meaning of Section 3(37) of ERISA and as of the date hereof no withdrawal liabilities with respect to such multi-employer Pension Plans exist.

          (v) Schedule 4.01(j) contains a true, complete and correct statement of the names, relationship with DGD, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the calendar year ended December 31, 1996 of (A) each director, officer, or other employee of DGD who earned at least $100,000, and (B) all sales agents, dealers, or distributors of DGD. Except as set forth on Schedule 4.01(j), since July 31, 1996, DGD has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors thereunder out of the ordinary course of business, nor has any Employee

     Benefit Plan or program been instituted or amended to increase benefits thereunder. Except as set forth on Schedule 4.01(j), there is no Contract covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by DGD by reason of
     Section 280G of the Code.

     (k) Brokers. Neither DGD nor any of its officers, directors, employees, counsel, investment bankers, accountants, agents or representatives has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable to any person or entity on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the transactions contemplated hereby.

     (l) Books and Records. The general ledgers and books of account of DGD and all other books and records of DGD with respect to the Business are in all material respects complete and correct and have been maintained in a consistent manner in accordance with good business practices and to the best knowledge of DGD in accordance in all material respects with all applicable procedures required by laws and regulations.

     (m) Disclosure. No representation or warranty by DGD in this Agreement or on any Schedule hereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading as of the date made.

     (n) Environmental Conditions.

     Except as set forth in Schedule 4.01(n), DGD represents and warrants that:

          (i) DGD, the real properties set forth on Schedule 4.01(q) (the "Owned Properties") and the leased properties set forth on Schedule 4.01(q) (the "Leased

     Properties") comply and to the best knowledge of DGD have been in compliance with all applicable Environmental Laws (as hereinafter defined), and there is no event, condition, circumstance, activity, practice, incident, action or plan which may interfere with or prevent the continued compliance with any Environmental Law;

          (ii) to the best knowledge of DGD, DGD has (a) taken all actions required under Environmental Laws to register any products, materials or structures at, on or under the Owned Properties and Leased Properties required to be registered under Environmental Laws, and (b) obtained all permits, licenses, approvals and authorizations required for its operations at the Owned Properties and Leased Properties by any applicable Environmental Law, and each such permit, license, approval, registration and authorization is valid and in full force and effect and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare such permit, license, approval, registration and authorization invalid in any respect;

          (iii) to the best knowledge of DGD, neither DGD nor any other person or entity has caused any Release (as hereinafter defined), threatened Release, or disposal of any Hazardous Material (as hereinafter defined) at, from, under or about the Owned Properties, the Leased Properties or any properties formerly owned or leased by DGD at the time of such ownership or tenancy by DGD, and none of the Owned Properties or Leased Properties is adversely affected by any Release, threatened Release, or disposal of any Hazardous Material at, from, under or about any such properties or originating or emanating from any other property; DGD has no knowledge of any groundwater or soil contamination;

          (iv) to the best knowledge of DGD, there are no Hazardous Materials on, in or under the Owned Properties or Leased Properties, whether contained in barrels, tanks, equipment (moveable or fixed) or other containers, deposited or located in land, waters, sumps or in any other part of such properties, incorporated into any structure on such properties, or otherwise existing thereon;

          (v) to the best knowledge of DGD, neither the Owned Properties nor the Leased Properties contain or has ever contained any: (a) underground storage tank or other receptacle used for the storage of Hazardous Materials, (b) asbestos-containing building material, (c) polychlorinated biphenyls ("PCBs"), (d) any landfills or dumps, (e) hazardous waste management facility as defined pursuant to the federal Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.ss. 6901 et seq., or any comparable state law, or (f) area designated for any removal or cleanup activity pursuant to CERCLA or any comparable state law;

          (vi) to the best knowledge of DGD, neither DGD nor any other person or entity has used any Hazardous Materials, or conducted any activities involving the use, handling, treatment, storage, transportation or disposal of any Hazardous Material (except for Hazardous Materials comprised exclusively of inventoried items that are carried by DGD in the ordinary course which are not in excess of amounts required to be reported under applicable Environmental Law), at either the Owned Properties or the Leased Properties, including but not limited to activities involving any sort of manufacturing, processing or refining, or cleaning or degreasing of equipment, machinery, part or component;

          (vii) DGD has not received any notice of any pending or threatened Environmental Claim (as hereinafter defined), and to the best of DGD's knowledge there are no Environmental Law violations at the Owned Properties, the Leased Properties, any property formerly owned or leased by DGD or any subsidiary of DGD, or any other property (including, without limitation, any off-site disposal facility to which Hazardous Materials originating from the Owned Properties, Leased Properties, or any properties formerly owned or leased by DGD or any subsidiary of DGD have been sent);

          (viii) DGD has not submitted to any governmental agency or other person or entity any notice, and is not required to give any such notice, regarding any Release on, under, or from the Owned Properties, the Leased Properties, or any properties formerly owned or leased by DGD;

          (ix) neither the Owned Properties nor the Leased Properties is subject to, and DGD has no knowledge of, any pending or threatened lien or restriction on the ownership, occupancy, use, or transferability of the Owned Properties or the Leased Properties in connection with any (a) Environmental Law or (b) Release, threatened Release, or disposal of a Hazardous Material;

          (x) NDI's obligation to close shall be conditioned on DGD having obtained prior to the Closing Date either (1) a Letter of Non-Applicability, (2) a Remediation Agreement, (3) a No Further Action letter, or (4) other approval from the New Jersey Department of Environmental Protection authorizing consummation of the transaction, pursuant to the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. ss.ss. 13:1K-6 et seq.; and

          (xi) DGD has provided or otherwise made available to NDI true, complete and accurate copies of all environmental audits, reports, and assessments concerning DGD and the Owned Properties and the Leased Properties which DGD possess or reasonably could have obtained.

     "Environmental Claim" means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, quasi-judicial or private in nature) arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, or (b) from any investigatory, abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material or an Environmental Law, or (c) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, property, or the environment, regardless of whether such matter is now known or unknown, or how or when such matter occurred or is discovered.

     "Environmental Law" means (a) any present federal, state or local law or regulation relating to the handling, use, control, management, treatment, storage, disposal, release or threat of release of any Hazardous Material, including without limitation, CERCLA, RCRA, the federal Clean Water Act ("CWA"), 33 U.S.C. ss.ss.1251 et seq., the federal Clean Air Act ("CAA"), 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act ("TSCA"), 7 U.S.C. ss.ss. 136 et seq., the Safe Drinking Water Act ("SDWA"), 42 U.S.C. ss.ss. 300f et seq., the Occupation Safety and Health Act of 1970 (the "OSH Act"), 29 U.S.C. ss.ss. 651 et seq., ISRA, the New Jersey Spill Compensation and Control Act ("Spill Act"), N.J.S.A. ss. 58:10- 23.11 et seq., the New Jersey Solid Waste Management Act ("SWMA"), N.J.S.A. ss. 13:1E-1 et seq., the New Jersey Air Pollution Control Act ("APCA"), N.J.S.A. ss. 26:2C-1 et seq., the New Jersey Water Pollution Control Act ("WPCA"), N.J.S.A. ss. 58:10A-1 et seq., and the New Jersey Freshwater Wetlands Protection Act ("FWPA"), N.J.S.A. ss. 13:9B-1 et seq., and any similar state or local laws, rules or regulations, and (b) any and all requirements arising under applicable present federal, state or local laws, statutes, rules, ordinances, codes, orders, licenses, permits, approvals, plans, authorizations, concessions, or the like, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders, relating to the protection of human health or the environment, including without limitation: (i) any and all requirements pertaining to reporting, licensing, authorizing, approving, permitting, investigating, and remediating emissions, discharges, releases, or threat of releases of any Hazardous Materials into the outdoor air, surface water, groundwater, or land, or otherwise into the environment, or relating to the manufacture, operation, processing, distribution, use, treatment, storage, disposal, transport, handling or management of any Hazardous Material; and (ii) any and all requirements pertaining to the protection of the health and safety of employees or the public and/or the environment.

     "Hazardous Material" means any substance or material: (a) the presence of which requires investigation or remediation under any Environmental Law, (b) which is regulated by any federal, state or local governmental authority, including without limitation, any substance or waste material which is defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "industrial waste," "hazardous substance," "solid waste," "hazardous material," "pollutant" or "contaminant" under any Environmental Law;
(c) which contains gasoline, diesel fuel or other petroleum hydrocarbons or a petroleum derivative; (d) which contains PCBs, asbestos or urea formaldehyde;

(e) which is explosive,
corrosive, flammable, infectious, radioactive or toxic; or (f) which poses an unreasonable risk of injury to human health or the environment.

     "Release" shall mean any spilling, leaking, seeping, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placement, burying or disposing in or upon or under any land or water or air, or otherwise into the outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material.

     NDI agrees that it will execute all documents necessary to obtain a Declaration of Environmental Restriction pursuant to the requirements of ISRA or Environmental Law, provided that such Declaration of Environmental Restriction shall not materially interfere with NDI's use or operation of the related property.

     (o) Financial Statements. DGD has previously delivered to NDI its audited financial statements for the fiscal year ended July 31, 1996, including the report of DGD's certified public accountants thereon and the notes thereto (collectively, the "Audited Financial Statements"). The Audited Financial Statements present fairly the financial position and stockholders' equity of DGD at such date and the results of operations and cash flows of DGD for the fiscal year then ended in accordance with GAAP.

          (i) Schedule 4.01(o) hereof sets forth a complete and accurate copy of the unaudited balance sheet for the period ended March 31, 1997 (the "March Balance Sheet", and together with the Audited Financial Statements, the "Financial Statements"). The March Balance Sheet presents fairly the financial position of DGD as of March 31, 1997, subject to year end audit adjustment.

          (ii) All books and records of DGD are accurate and complete, have been maintained in the normal course of business and accurately reflect the business, transactions and operations of DGD.

          (iii) No uncollectible accounts receivable are reflected in such Financial Statements without adequate reserve for uncollectible amounts. Inventories reflected on such Financial Statements represent only good and marketable items priced at the lower of cost or market values with adequate provision for obsolescence, shrinkage, excess quantities, defective materials and deterioration. The Financial Statements set forth all material liabilities that should properly be reflected or reserved for in a financial statement prepared in accordance with GAAP, subject to year end audit adjustment.

     (p) Tax Matters. Since July 31, 1993, all federal, state and local income, gross receipts, sales, use, property, franchise, privilege, employment (including, without limitation, social security), license, payroll, excise, withholding, transfer, registration, value added, alternative, add-on minimum and other tax returns, reports, estimates and information statements for DGD that DGD was required to file have been timely filed for all years and periods for which such returns, reports, estimates and information statements were due (taking into account all filing date extensions), all such returns, reports, estimates and information statements are true, complete and correct and all taxes whether or not shown thereon to be due and payable have been paid. Except as set forth on Schedule 4.01(p) hereto, there are no tax obligations of DGD which constitute, or may in the future constitute, a lien on the Assets, and, if any such lien exists or arises, it will be promptly discharged by

DGD prior to the Closing. Except as set forth on Schedule 4.01(p), all of DGD's tax returns for periods prior to July 31, 1993 are closed.

     (q) Real Property. (i) Schedule 4.01(q) accurately sets forth: (A) a description of all of the real property which is leased to DGD (the "Real Property"); (B) all of the leases pertaining to Real Property (the "Leases");
(C) all of the easements, rights of way, covenants, restrictions and other rights and interests (including leases to third parties by DGD) which pertain to Real Property; and (D) all suits, actions, proceedings, investigations and written claims since July 1, 1996 and all final orders, judgments and stipulations of any court of competent jurisdiction presently outstanding which pertain to the Real Property.

          (ii) Except as set forth in Schedule 4.01(q), with respect to each parcel of Real Property leased to DGD: (A) each Lease has been validly executed and delivered by the parties thereto and is in full force and effect; (B) neither DGD nor any other party to the Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the Lease; (C) the Lease will continue to be binding in accordance with its terms following the Closing; (D) no party to the Lease has repudiated any provision thereof; (E) there are no disputes, oral agreements or delayed payment programs in effect as to the Lease; and (F) all facilities leased thereunder have been approved by all necessary governmental authorities, have been maintained in accordance with normal industry practice and are suitable for the purposes for which they are being used.

          (iii) To the best knowledge of DGD, there are no (A) pending or threatened condemnation proceedings relating to the Real Property; (B) pending or, to the knowledge of DGD, threatened litigation or administrative actions relating to the Real Property; or (C) other matters affecting materially and adversely the current use, occupancy or value thereof.

          (iv) The legal description set forth in Schedule 4.01(q) for each parcel of Real Property describes such Real Property fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications) and do not encroach on any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, the property is not located within any flood plain or subject to any similar type restriction for which any material permits or licenses necessary to the use thereof have not been obtained and access to the property is provided by paved public right-of-way.

          (v) All facilities located on the Real Property have received all material approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations.

          (vi) There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property.

          (vii) There are no outstanding options or rights of first refusal to purchase any of Real Property, or any portion thereof or interest therein.

          (viii) Except DGD, there are no parties in possession of the Real Property, other than tenants under any Leases disclosed on Schedule 4.01(q) attached hereto who are in possession of the space to which they are entitled under such Leases.

          (ix) All facilities located on the Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the Real Property.

          (x) Each parcel of Real Property abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefitting such parcel of Real Property.

          (xi) Except as set forth on Schedule 4.01(q), each building or fixture owned or leased by DGD is in good operating condition and repair (and with regard to each building, is structurally sound, and with regard to each mechanical system, is in good repair), subject to normal wear and tear, in compliance with zoning, building and fire codes.

     (r) Owned Personal Property. Except as set forth in Schedule 4.01(r) and except for properties sold, transferred or otherwise disposed of by DGD in the ordinary course of business since July 31, 1996, all of DGD's tangible personal property (including, without limitation, plants, leasehold improvements, furnishings, furniture, office equipment, vehicles, inventories, tools, machinery, equipment, structures and movable fixtures) are reflected in the Financial Statements. All items of DGD tangible personal property are in operating condition, reasonable wear and tear excepted, and such tangible personal property, taken as a whole, is suitable for the conduct of the Business.

     (s) Title to Assets. Except as set forth in Schedule 4.01(s) hereof, DGD has good and marketable title to or leasehold interests in all of the Assets, free and clear of all pledges, security interests, liens, claims and encumbrances other than:

          (i) liens, claims and encumbrances reflected in the Financial Statements which do not impair the current use, occupancy or value thereof, or the marketability of title;

          (ii) liens for taxes, charges and assessments imposed by any taxing authority which are not yet due and payable; and

          (iii) mechanics', suppliers', installment sales and similar liens for services rendered or materials furnished, the charges for which are not yet due and payable.

     (t) Assets for Conduct of Business. Except for assets relating to delivery services, the Assets constitute all properties, assets, rights and claims which are necessary to the conduct of the Business as currently conducted by DGD.

     (u) Bank Accounts, Powers of Attorney. Schedule 4.01(u) hereof lists the names of all banks in which DGD has accounts and safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

     (v) Permits: Licenses. Schedule 4.01(v) hereof sets forth all of the governmental and quasi-governmental consents, approvals, permits, licenses, franchises and other authorizations which have been issued to or are held or used by DGD, or for which DGD has applied, and which are material to the conduct of the Business as presently conducted by DGD. Except as set forth in Schedule 4.01(v), DGD has obtained all of the governmental and quasi-governmental consents, approvals, permits, licenses, franchises and other authorizations which are necessary for the ownership of the Assets or the conduct of the Business as presently conducted. Except as set forth in Schedule 4.01(v) all such consents, approvals, permits, licenses, franchises and other authorizations are in full force and effect, and no violations exist or have been recorded in respect of any thereof, and no proceeding is pending or, to the knowledge of DGD, threatened to revoke or limit any thereof.

     (w) Intangible Property.

          (i) Schedule 4.01(w) hereof sets forth an accurate and complete list of all Intangible Property (including any registrations issued and any applications pending for any of such Intangible Property), and, except as set forth in such Schedule, DGD is the sole and exclusive owner of all such Intangible Property.

          (ii) Except as set forth on Schedule 4.01(w), all of the Intangible Property has been duly registered or is the subject of pending registration applications in the applicable jurisdiction. None of the Intangible Property is subject to any pending or threatened challenge or reversion, and the consummation of the transactions contemplated by this Agreement shall not result in any change in the terms or provisions thereof or create any right of termination, cancellation or reversion with respect thereto anywhere in the world. Except as set forth on Schedule 4.01(w), DGD has not licensed, sublicensed, assigned, transferred or otherwise conveyed any of the Intangible Property, or any right, title or interest therein, to any person or entity. DGD has heretofore provided to NDI complete and correct copies of each license agreement relating to the Intangible Property. DGD has exercised quality control with respect to all Intangible Property licensed by DGD to the extent necessary to preserve the validity of such Intangible Property. To the best of its knowledge, DGD has not infringed on any proprietary right, trademark, trade name, service mark or copyright of others, and there is no claim for damages or any proceeding pending, or threatened against DGD or the Business with respect thereto. To the best of DGD's knowledge, no person or entity is infringing or otherwise acting adversely with respect to DGD's rights under or in respect of any of the Intangible Property.


          (iii) DGD owns all proprietary rights necessary to conduct the Business, including without limitation, those listed in Schedule 4.01(w), free and clear of all liens, claims and encumbrances whatsoever.

     (x) Business Operations; Changes.

     Except as set forth in Schedule 4.01(x) hereto, since July 31, 1996:

          (i) DGD has not, in connection with the conduct of the Business, made any material change in practices, operations or policies with respect to
     (A) the method for selling products, (B) the standard terms and conditions of sale of products (including standard terms regarding returns and discounts, but excluding price changes), (C) the method for accounting for sale of products, (D) the compensation of employees, (E) the policy regarding maintenance of inventory levels or (F) the conduct of accounts receivable collection and accounts payable payment activities, which change in practices, operations or policies, individually or in the aggregate, could have a material adverse effect on the Business as presently conducted; and

          (ii) there has been no material damage to or loss of the assets or properties owned, leased or used by DGD which is material to the Business (regardless of whether such damage or loss is covered by insurance).

     (y) Litigation; Claims; Proceedings.

     Except as described in Schedule 4.01(y) hereto, there are no outstanding suits, actions, proceedings, investigations, audits, claims, orders, judgments, writs or awards presently pending or, to the best of the knowledge of DGD, threatened against DGD or with respect to the Business or any of the Assets (collectively, "Litigation") and, to the best of the knowledge of DGD, there is no basis for any such Litigation. There are no final orders, judgments, writs or decrees presently outstanding against DGD, the Assets or with respect to the Business.

     (z) Insurance. All policies of insurance of any kind maintained, owned or held by DGD are set forth in Schedule 4.01(z) hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination. The insurance policies to which DGD is a party are sufficient for compliance with all requirements of applicable laws and all agreements to which DGD is a party or by which DGD is bound and the coverages provided by said policies are sufficient to cover all risks insured against.

     (aa) Customers and Suppliers. Assuming NDI does not (A) change the terms of sale or collection as set forth in Section 1.04A(i) or (B) discontinue the use of the "Drug Guild" name or the "Drug Guild" product line, DGD does not know of any reason why NDI
will be unable to maintain the same relationship with any of DGD's current customers, licensors or vendors, or others having business relations with DGD, in connection with the Business or the Assets that DGD now maintains.

     ss.4.02 Certain Representations and Warranties of Neuman and NDI

     Neuman and NDI hereby represent and warrant to DGD that (it being agreed that Neuman and NDI jointly and severally make the representations and warranties with respect to NDI set forth below, and Neuman alone makes the representations and warranties with respect to Neuman):

     (a) Organization. Neuman and NDI are each a corporation duly organized, validly existing, and in good standing under the laws of New Jersey, each with all requisite corporate power and authority necessary to (i) perform its obligations under this Agreement, and other agreements contemplated hereby to which it is a party, (ii) consummate the transactions contemplated hereby and thereby, (iii) own, lease and use its properties and assets, and (iv) conduct its business as presently conducted.

     (b) Authority. All necessary corporate proceedings of Neuman and NDI have been duly taken to authorize the execution, delivery, and performance of this Agreement by Neuman and NDI. This Agreement has been duly authorized, executed, and delivered by Neuman and NDI, constitutes the legal, valid, and binding obligation of Neuman and NDI, and is enforceable as to Neuman and NDI in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfers or similar laws affecting creditors' rights generally and equitable principles. Except as set forth in Sections 5.03 and 5.01(j), no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, or notice to any federal, state, local, or other governmental authority or any court or other tribunal or any other person or entity is required to be obtained or made by Neuman or NDI for the execution, delivery, or performance of this Agreement by Neuman and NDI. Except as set forth in Section 5.01(j), no consent of any party to any contract, agreement, instrument, lease, license, arrangement, undertaking or understanding to which Neuman or NDI is a party, or to which its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any person or entity to terminate or call a default under, entitle any person or entity to receive rights or privileges that such person or entity was not entitled to receive before this Agreement was executed under, or create any obligation on the part of Neuman or NDI to which it was not subject immediately before this Agreement was executed under, any term of any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Neuman or NDI, or (if the provisions of Sections 5.03, are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Neuman or to which any of its respective businesses, properties, or assets are subject.

     (c) Brokers. Neither Neuman, nor any of its respective officers, directors, employees, counsel, investment bankers, accountants or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person or entity on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated by this Agreement.

     (d) Financial Condition. Neuman has delivered to DGD true, correct, complete and accurate copies of the following: the audited balance sheets of Neuman as of April 30, 1996; audited statements of income, statements of shareholders' equity, and statements of cash flows of Neuman for the year ended April 30, 1996; the unaudited consolidated balance sheet of Neuman as of July 31, 1996, October 31, 1996 and January 31, 1997; and the unaudited consolidated statement of income, consolidated statement of shareholders' equity, and consolidated statement of cash flows of Neuman for the quarters ended July 31, 1996, October 31, 1996 and January 31, 1997. Each such balance sheet presents fairly the financial condition, assets, liabilities, and shareholders' equity of Neuman and its subsidiaries as of its date; and each such statement of income, shareholders' equity and cash flows presents fairly the results of operations of Neuman and its subsidiaries for the periods indicated, all in accordance with GAAP. The financial statements referred to in this Section 4.02(d) are in agreement with the detailed books and records of Neuman and its subsidiaries. Since January 31, 1997, except as may be expressly disclosed in the January 31, 1997 unaudited financial statements:

          (i) There has at no time been a material adverse effect on the business of Neuman; and

     (ii) The operations and businesses of Neuman, NDI and their subsidiaries have been conducted in all material respects only in the ordinary course, consistent with past practices.

V.   CONDITIONS TO CLOSING

     ss.5.01 Conditions of Neuman

     The obligations of Neuman to consummate the transactions contemplated herein shall be subject to the following conditions precedent:

     (a) Accuracy of Representations and Compliance With Conditions. All representations and warranties of DGD made in or pursuant to this Agreement or any related agreement shall be accurate when made in all material respects (without regard to any knowledge limitations contained therein) and, in addition, shall be accurate in all material respects as of the Closing Date as though such representations and warranties were then made in exactly the same language by DGD (without regard to any knowledge limitations contained therein), and regardless of changes beyond its control. As of the Closing Date, DGD shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by it under this Agreement or any related agreement at or before the Closing Date. Neuman shall have received certificates, each dated the Closing Date, in form and substance reasonably satisfactory to Neuman executed on behalf of DGD by its Chief Financial Officer, to that effect.

     (b) Opinions of DGD's Counsel. There shall have been delivered to Neuman at the Closing, in form and substance reasonably satisfactory to Neuman, the opinion of Scheichet & Davis P.C. regarding various customary corporate matters, dated as of the Closing Date.

     (c) Other Closing Documents. DGD shall have delivered to Neuman at or prior to the Closing Date such other documents (including certificates of officers of DGD) as

Neuman may reasonably request in order to enable Neuman to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     (d) Review of Proceedings. All actions, proceedings, instruments, and documents required of DGD to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Neuman, and DGD shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

     (e) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto which in the reasonable judgment of Neuman otherwise materially prohibit, restrict, condition or delay consummation of the transactions contemplated by this Agreement or materially impair the contemplated benefits to Neuman of this Agreement or any other transaction contemplated by this Agreement.


     (f) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a temporary restraining order or a preliminary or permanent injunction, which, in the reasonable judgment of Neuman, (i) makes this Agreement or any of the other transactions contemplated by this Agreement illegal, (ii) results in a substantial delay in the ability of DGD, Neuman or NDI to consummate the transactions contemplated by this Agreement, (iii) requires the divestiture by Neuman of a material portion of its business or any other Neuman subsidiary, or of DGD, (iv) imposes material limitations on the ability of Neuman effectively to exercise full rights of ownership of the Assets, or (v) otherwise prohibits, or materially restricts, conditions or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to Neuman of this Agreement, or any of the other transactions contemplated by this Agreement.

     (g) Contractual Consents Needed. The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required to be delivered by DGD for the consummation of the transactions contemplated by this Agreement from any party to any material Contract, to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

     (h) Shareholder Consent. DGD shall have obtained prior to the Closing, the approval of the transactions contemplated hereby by the holders of the requisite number of shares of DGD Common Stock and DGD Preferred Stock pursuant to Section 14A:10-11 of the NJBCA.

     (i) No Material Adverse Effect. From the date hereof through the Closing Date there shall have been no material adverse effect affecting the Assets or Business of DGD. There shall be no pending or threatened litigation or claims against DGD which could, individually or in the aggregate, materially and adversely affect any of the conditions (financial or otherwise), results of operations, businesses, customer satisfaction, properties, assets, future prospects or current or future liabilities of DGD.

     (j) Financing Approvals. Neuman shall have received from Neuman's primary lending institutions (i) written approval of the transactions contemplated herein and (ii) financing in an amount sufficient to assume, refinance or repay the Bank Debt.


     (k) ISRA. The condition set forth in Section 4.01(n)(x) shall have been fulfilled.

     (l) Intentionally Deleted.

     (m) Delivery. NDI and Meadow shall have executed and delivered a transportation delivery agreement in the form annexed hereto as Exhibit E (the "Delivery Service Agreement").

     (n) Bridging. The parties hereto shall have executed and delivered a bridging agreement in the form annexed hereto as Exhibit F (the "Bridging Agreement").

     (o) Neuman and NDI shall have received at or prior to the Closing each of the following documents:

          (i) a Bill of Sale substantially in the form attached hereto as Exhibit A;

          (ii) such instruments of conveyance, assignment and transfer, and motor vehicle transfers and safety inspection certificates, if any, in form and substance satisfactory to NDI, as shall be appropriate to convey, transfer and assign to, and to vest in, NDI, good and marketable title to the Assets other than the Intangible Property and the Real Estate;

          (iii) such instruments of conveyance, assignment and transfer in form and substance satisfactory to NDI and in a form appropriate to file, if required, with the United States Office of Patents and Trademarks sufficient to convey, transfer and assign to, and to vest in, NDI, good and marketable title to the Intangible Property;

          (iv) such deeds and instruments of conveyance, assignment and transfer, in form and substance satisfactory to NDI, as shall be appropriate to convey, transfer and assign to, and to vest in, NDI, good, clear, record, marketable and insurable title to the Real Estate;

          (v) such instruments of conveyance, assignment and transfer, in form and substance satisfactory to NDI, as shall be appropriate to convey, transfer and assign to, and to vest in, NDI, DGD's right, title and interest in and to all intangible personal property interests comprising or necessary for the use of the Real Estate for the purposes contemplated hereby, including but not limited to DGD's interest in (i) all permits, variances and other governmental approvals and consents (if any) relating to the Real Estate, and (ii) all contracts and agreements affecting the Real Estate which NDI elects to assume in writing, free and clear of all liens and encumbrances;

          (vi) such contracts, files and other data and documents pertaining to the Assets or the Business as NDI may reasonably request;


          (vii) copies of the general ledgers and books of account of DGD related to the Business;

          (viii) such certificates of DGD's officers and such other documents evidencing satisfaction of the conditions specified in Section 5.01(a) and
     (c) as NDI shall reasonably request (which certificates may also be relied upon by NDI's lenders);

          (ix) certificate of the Secretary of DGD attesting to the incumbency of DGD's officers and the authenticity of the resolutions authorizing the transactions contemplated by the Agreement, such resolutions to include authorization for the termination of all Employee Benefit Plans (as described in Section 4.01(j));

          (x) a certificate of the Secretary of State of the State of New Jersey as to the good standing of DGD in New Jersey;

          (xi) estoppel certificates from each lessor under the Leases set forth on Schedule 4.01(q) attached hereto (i) consenting to the assignment of such Leases to NDI; (ii) representing that there are no outstanding claims against DGD under any such Leases, and no outstanding defaults or events which, with the passage of time, may become defaults; (iii) specifying the commencement and termination dates under the Leases; and (iv) providing that any purchase right, purchase option, right of first refusal, renewal right or other similar provision is enforceable by NDI and specifying the rental rates under the Leases and any other matters NDI may reasonably require;

          (xii) a certificate of DGD stating that DGD has not received any notice of noncompliance with respect to any federal or state environmental laws;

          (xiii) a cross receipt executed by DGD, NDI and Neuman (the "Cross Receipt");

          (xiv) the Closing Balance Sheet and statement setting forth the estimated net asset value, as certified by the Chief Financial Officer of DGD in accordance with Section 1.04(c);

          (xv) the proposed amendment of the Certificate of Incorporation of DGD to discontinue the use of the name "Drug Guild Distributors" and a certificate of the

     Secretary of DGD stating that the amendment has been duly authorized by all necessary corporate action on the part of DGD;

          (xvi) the Delivery Service Agreement;

          (xvii) the Bridging Agreement;

          (xviii) the Lender Statement; and

          (xix) such other documents, instruments or certificates as Neuman may reasonably request in order to evidence the accuracy of DGD's representations or compliance by DGD of its covenants hereunder.

     ss.5.02 Conditions of DGD

     DGD's obligation to consummate the transactions contemplated herein shall be subject to the following conditions precedent:

     (a) Accuracy of Representations and Compliance With Conditions. All representations and warranties of Neuman and NDI made in or pursuant to this Agreement or any related agreement shall be accurate when made in all material respects (without regard to any knowledge limitations contained therein) and, in addition, shall be accurate in all material respects as of the Closing Date as though such representations and warranties were then made in exactly the same language by Neuman and NDI (without regard to any knowledge limitations contained therein) and regardless of changes beyond their control. As of the Closing Date, Neuman and NDI shall have performed and complied in all material respects with all covenants and agreements and satisfied all conditions required to be performed and complied with by them under this Agreement at or before the Closing Date. DGD shall have received a certificate in form and substance reasonably satisfactory to DGD, executed on behalf of Neuman and NDI by the President or Chief Financial Officer of Neuman and NDI, dated the Closing Date, to that effect.

     (b) Opinion of Neuman's Counsel. There shall have been delivered to DGD at the Closing in form and substance reasonably satisfactory to DGD and its counsel the opinion of Kelley Drye & Warren LLP regarding certain customary corporate matters, dated as of the Closing Date.

     (c) Other Closing Documents. Neuman and NDI shall have delivered to DGD at or prior to the Closing Time such other documents (including certificates of officers of Neuman, NDI or of any subsidiary of Neuman or NDI) as DGD may reasonably request in order to enable DGD to determine whether the conditions to its obligations under this Agreement have been met.

     (d) Review of Proceedings. All actions, proceedings, instruments, and documents required by Neuman and NDI to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to DGD, and Neuman and NDI shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

     (e) Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto which in the reasonable judgment of DGD otherwise materially prohibits, restricts, conditions or delays consummation of the transactions contemplated by this Agreement or materially impairs the contemplated benefits to DGD of this Agreement or other transaction contemplated by this Agreement.


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

     (f) No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a temporary restraining order or a preliminary or permanent injunction, which, in the reasonable judgment of DGD, (i) makes this Agreement or any of the other transactions contemplated by this Agreement illegal, (ii) results in a substantial delay in the ability of Neuman, NDI or DGD to consummate the transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, conditions or delays consummation of transactions contemplated by this Agreement or impairs the contemplated benefits to the shareholders of DGD of this Agreement or any of the other transactions contemplated by this Agreement.

     (g) No Material Adverse Effect. From the date hereof, through the Closing Date, there shall have been no material adverse effect affecting Neuman and NDI.

     (h) Delivery. NDI and Meadow shall have executed and delivered the Delivery Service Agreement and DGD and Meadow shall have entered into a truck rental agreement in form and substance satisfactory to DGD (the "Rental Agreement").

     (i) Bridging. The parties hereto shall have executed and delivered the Bridging Agreement.

     (j) Shareholder Consent. DGD shall have obtained prior to the Closing, the approval of the transactions contemplated hereby by the holders of the requisite number of shares of DGD Common Stock and DGD Preferred Stock pursuant to Section 14A:10-11 of the NJBCA.

     (k) DGD shall have received at or prior to the Closing each of the following documents:

          (i) such certificates of Neuman or NDI and their respective officers and such other documents evidencing satisfaction of the conditions specified in this Section 5 as DGD shall reasonably request;

          (ii) a certificate of the Secretary of State of the State of New Jersey as to the good standing of each of Neuman and NDI in New Jersey;

          (iii) a certificate of the Secretary of each of Neuman and NDI attesting to the incumbency of their respective officers and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement;

          (iv) Assignment and Assumption Agreement executed by NDI and DGD; (v) payment of the Cash Consideration, delivery of each of the Note, the Second Note and the LC;

          (vi) the Cross Receipt;

          (vii) the Delivery Service Agreement;

          (viii) the Bridging Agreement;

          (ix) the Rental Agreement; and

          (x) such other documents, instruments or certificates as DGD may reasonably request.

     ss.5.03 Other Closing Conditions.

     DGD and NDI shall have, at their own cost and expense (other than the filing fee which shall be borne exclusively by NDI), promptly filed, requesting early termination, and thereafter diligently pursued any filing required on its part under the Hart-Scott-Rodino


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

Antitrust Improvements Act of 1976, as amended, and all rules and regulations adopted thereunder (collectively, the "HSR Act") in connection with the transactions contemplated by this Agreement, and the applicable waiting period under the HSR Act, including all extensions thereof, shall have expired.

VI.  POST-CLOSING COVENANTS.

     ss.6.01 Transfer Taxes and Other Costs.

     (a) DGD shall be responsible for all income, gain, transfer, conveyance, excise, documentary and other government taxes, duties, changes, fees, imposts and assessments, and all interest and penalties thereon, imposed at any time by any taxing authority with respect to this Agreement, the sale, assignment or delivery of the Business and the Assets or the consummation of the transactions contemplated hereby. NDI shall be responsible for all sales and use tax imposed by any taxing authority with respect to the sale, assignment and delivery of the Business and the Assets.

     (b) Except for HSR Act filing fees, DGD shall be responsible for all filing fees, recording fees, notarial fees and other similar fees and costs arising out of this Agreement, the purchase, assignment or delivery of the Business or the Assets or the consummation of the transactions contemplated hereby.

     ss.6.02 Bulk Sales Compliance. NDI and Neuman hereby waive compliance by DGD with any bulk sales or similar law applicable to the transactions contemplated by this Agreement.

     ss.6.03 Corporate Name. DGD shall, immediately after the Closing, amend its certificate of incorporation to change its corporate name to one which does not contain the words "Drug Guild", "Neuman" or "Distributors".


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

     ss.6.04 Neuman Shares. In the event that, at any time prior to the fourth anniversary of the Closing Date, Neuman files a registration statement with the SEC (the "Registration Statement") for the purpose of initiating an initial public offering of shares of Neuman common stock ("Neuman Shares"), then, at such time, Neuman shall grant to the DGD Shareholders (as defined below) options to purchase, in the aggregate an amount of Neuman Shares equal to ten percent (10%) of the Neuman Shares to be made available in such public offering (excluding any shares subject to an underwriters over-allotment) at a per share purchase price equal to eighty-five percent (85%) of the per share offering price of Neuman Shares in the public offering (the "Options"). At the Closing, DGD shall provide NDI a list, as of the Closing Date, of all shareholders of DGD. The Options shall be granted in accordance with the following procedures and in accordance with the following terms and conditions:

          (i) for purposes of this Section 6.04, "DGD Shareholders" shall mean those persons or entities that were shareholders of DGD on the Closing Date and who have maintained a continuing supplier relationship consistent with past historical volumes with NDI through the date the Registration Statement is filed by Neuman provided, however that a shareholder of DGD who (A) was not in the pharmacy business on the Closing Date, (B) retires from the pharmacy business prior to the date the Registration Statement is filed or (C) sells his pharmacy business and no longer owns 5% or more of any pharmacy business shall not be subject to the continuing supplier relationship requirement;

          (ii) in no event shall the aggregate amount of Neuman Shares subject to the Options exceed an amount of shares equal to two percent (2%) of the issued and outstanding common shares of Neuman upon conclusion of the proposed offering;



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

          (iii) the Neuman Shares made available to DGD Shareholders pursuant to the Options shall be duly authorized and validly issued registered shares which shall be freely tradeable, but shall not be part of any underwritten offering;

          (iv) upon the filing of the Registration Statement, Neuman shall deliver to each DGD Shareholder an option agreement setting forth the proposed terms of the public offering, including the proposed offering price, the proposed aggregate number of Neuman Shares to be offered and the number of Neuman Shares which are to be offered to such DGD Shareholder. Each DGD Shareholder who determines, on a tentative basis, to exercise the option shall advise Neuman, within the time prescribed in the option agreement, which in any event will not be less than ten calendar days, of such intent by returning a signed agreement to Neuman;

          (v) the offering of the Neuman Shares and the exercise of any option for such shares shall be by prospectus which shall be delivered, by Neuman, to each DGD Shareholder who advises Neuman of its intent to purchase Neuman Shares. Upon the public offering becoming effective and the determination of the offering price, Neuman shall advise each such DGD Shareholder of the offering price and the price of the Neuman Shares to such DGD Shareholder at 85% of the offering price. Upon receipt of such notice each such DGD Shareholder shall, within the time period set forth in the notice, remit payment for the Neuman Shares or decline to effect such purchase;

          (vi) the rights and options of DGD Shareholders pursuant to this
     Section 6.04 are not assignable or transferable (except to the estate or successors by law of a deceased shareholder or upon the liquidation, distribution or dividend to shareholders of corporate DGD Shareholders) and to the extent that any DGD Shareholder does not purchase Neuman Shares

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

     pursuant to such right and option, such Neuman Shares shall not be reallocated to other DGD Shareholders for option of purchase;

          (vii) the amount of shares allocable to each DGD Shareholder shall be determined by the result of multiplying (A) a fraction, the numerator of which is the number of shares of DGD held by such shareholder at the Closing Date and the denominator of which is the total amount of shares of DGD held by all DGD Shareholders, by (B) the number of Neuman Shares allocated to DGD Shareholders pursuant to the public offering; and

          (viii) the Board of Directors of Neuman shall, at the time any Registration Statement is filed, revise or supplement any procedures set forth herein in such manner as may be required in order to effectuate the intent of this Section 6.04.

     ss.6.05 Documents.

     NDI shall make available to DGD, upon reasonable request, the originals of any documents set forth in Section 1.01(a)(vi) hereof, subject to appropriate arrangements for the return thereof. Prior to NDI's destruction or disposal of any original books or records acquired pursuant to Section 1.01(a)(vi) hereof or otherwise, NDI will give DGD 30 days' prior written notice of such destruction or disposal. DGD shall have the right during such 30 day notice period to request NDI by written notice to return such books or records to DGD and NDI shall promptly return such books and records to DGD. If DGD does not provide a written request during such 30 day period, NDI shall have no further liability or responsibility to DGD with respect to the destruction or disposal of such books and records.

     ss.6.06 Employee Benefit Plans.

     Following the Closing, DGD shall proceed expeditiously to effect the termination of all Employee Benefit Plans (as described in Section 4.01(j)).


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

     ss.6.07 Liquidation.

     DGD covenants and agrees that on and after the Closing it will not make any distribution to its shareholders, except to the extent permitted by Section 14A:7-15 of the NJBCA, without making adequate provision for the payment of any Excluded Liability, including payments with respect to any DEA liability or environmental liability.

VII. TERMINATION

     ss.7.01 Termination of Agreement.

     This Agreement may be terminated at or before the Closing Date, notwithstanding adoption and approval of this Agreement, and the other transactions contemplated hereby by the shareholders of DGD:

     (a) by mutual agreement of the Boards of Directors of Neuman and DGD;

     (b) at the option of either (i) Neuman's Board of Directors or (ii) DGD's Board of Directors,if the Closing shall not have occurred on or before September 1, 1997;

     (c) at the option of Neuman's Board of Directors at any time prior to the Closing Date, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 5.01, and such are not waived by Neuman; and

     (d) at the option of DGD's Board of Directors at any time prior to the

Closing Date, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 5.02 and such are not waived by DGD.

     ss.7.02 Effect of Termination

     If this Agreement is terminated in accordance with this Article VII, it shall, subject to Section 7.04 hereof, forthwith become wholly void and of no further force or effect without liability on the part of any party to this Agreement or on the part of any officer, director,


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

controlling person or entity (if any), employee, agent, or shareholder thereof; provided, however, that nothing in this Section 7.02 shall release Neuman, NDI or DGD from liability for a willful failure to carry out their respective obligations under this Agreement.

     ss.7.03 Costs and Expenses.

     Each of Neuman, NDI and DGD shall pay and bear its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and any meeting of its respective shareholders, including fees and expenses of its counsel, accountants, investment banking firm, and other experts; provided, however, that NDI shall pay the cost of any filing under the HSR Act.

     ss.7.04 Financing Contingency.

     In the event that NDI shall fail to obtain the financing approvals set forth in Section 5.01(j) hereof and the transactions contemplated herein do not close for failure to obtain such financing approvals on or before the date set forth in Section 7.01(b) hereof, then NDI shall reimburse DGD for its costs and expenses, including but not limited to reasonable attorneys' fees, accounting fees, investment banking fees, environmental expenses and the like incurred in connection with this transaction, provided, however that the amount of such reimbursement shall not exceed $200,000 and the amount of such reimbursement shall be reasonably evidenced by appropriate invoices and statements. If NDI does not timely pay such amount after receipt of such appropriate invoices and statements, NDI shall reimburse DGD for any reasonable amounts expended by DGD in the collection of such amount.

VIII. MISCELLANEOUS

     ss.8.01 Further Actions


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

     At any time and from time to time, the parties hereto agree, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement at the earliest practicable time.

     ss.8.02 Availability of Equitable Remedies

     Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

     ss.8.03 Survival

     The representations and warranties contained in or made pursuant to this Agreement shall not survive the Closing except for representations and warranties made in Section 4.01(n), (p) and (s) which shall survive for a period of one year. The statements contained in any document executed by DGD relating hereto or delivered to Neuman in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of DGD pursuant hereto or thereto or delivered to Neuman in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of DGD hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this


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

Agreement or any of the other transactions contemplated hereby). The statements contained in any document executed by Neuman or NDI relating hereto or delivered to DGD in connection with the transactions contemplated hereby or thereby, or in any statement, certificate, or other instrument delivered by or on behalf of Neuman or NDI pursuant hereto or thereto or delivered to DGD in connection with the transactions contemplated hereby or thereby shall be deemed representations and warranties, covenants and agreements, or conditions, as the case may be, of Neuman or NDI, as the case may be, hereunder for all purposes of this Agreement (including all statements, certificates, or other instruments delivered pursuant hereto or thereto or delivered in connection with this Agreement or any of the other transactions contemplated hereby).

     ss.8.04 Modification

     This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior or existing agreements among them concerning such subject matter. This Agreement may be amended by a written instrument executed by Neuman and DGD with the approval of their respective Boards of Directors.


     ss.8.05 Notices

     Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by facsimile, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8.05) or to the facsimile number set forth


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

beneath such party's signature to this Agreement. Any notice: to DGD shall be addressed to the attention of Jack Lynch, Secretary/Treasurer, with a copy to Scheichet & Davis P.C., 505 Park Avenue, New York, NY 10022, Attention: David I. Scheichet, Esq.; or to Neuman shall be addressed to the attention of Anthony Bonelli, President with a copy to Kelley Drye & Warren LLP, 101 Park Avenue, New York 10178, Attention: George J. Marchese, Esq. Any notice given by any means permitted by this Section 8.05 shall be deemed given at the time of receipt thereof.

     ss.8.06 Waiver

     Any waiver by any party of a breach, violation or default of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach, violation or default of that provision or of any breach, violation or default of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any provision of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement. Any waiver must be in writing and be authorized by an officer of the waiving party. No party shall have the right to waive compliance with the second sentence of Section 8.04, any other condition required by applicable law, or this sentence.

     ss.8.07 Binding Effect

     The provisions of this Agreement shall be binding upon and inure to the benefit of Neuman, NDI and DGD, and their respective successors and assigns.

     ss.8.08 No Third-Party Beneficiaries


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

     Other than with respect to Section 6.04 hereof, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement.

     ss.8.09 Severability

     If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason, such provision shall be reformed to the maximum extent permitted to preserve the parties' original intent, failing which, it shall be severed from this Agreement with the balance of this Agreement continuing in full force and effect, provided, however, that the economic benefits accruing to each party hereto shall remain substantially unchanged. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstance, or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with or invalid or unenforceable under any applicable law.

     ss.8.10 Headings

     The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     ss.8.11 Counterparts; Governing Law; Jurisdiction, Etc.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws principals. Any action, suit, or proceeding arising out of, based on, or in connection with this Agreement, any document relating hereto or delivered in connection with the transactions contemplated hereby, any


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

statement, certificate, or other instrument delivered by or on behalf of, or delivered to, any party hereto or thereto in connection with the transactions contemplated hereby or thereby, any breach of this Agreement or such other document, or the other transactions contemplated hereby or thereby may be brought only in the United States District Court for the Northern District of New Jersey or the Courts of the State of New Jersey, and each party covenants, waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court if it has been duly served with process, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party hereto consents to the personal jurisdiction of each such court and to the service of process by mail at its address to which notices are to be sent under
Section 8.05 hereof in connection with any such action, suit or proceeding.


     ss.8.12 Neuman Guarantee.

     Neuman hereby guarantees the timely performance and obligations of NDI under this Agreement.

     ss.8.13 Definitions.

     The following terms are defined in this Agreement at the locations indicated below:

Term                                                Section             Page
----                                                -------             ----

"Accounting Firm"                                   1.04A(f)             18
"Accounts Receivable"                               1.01(a)(ii)           2
"APCA"                                              4.01(n)              45
"Assets"                                            1.01(c)               6
"Assignment and Assumption Agreement"               1.03(b)               7


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

"Assumed Liabilities"                               1.03(b)                   8
"Assumed Current Liabilities"                       1.03(b)                   7
"Audit Adjustments"                                 1.04A(a)                 16
"Audited Balance Sheet"                             1.04A(a)                 16
"Audited Financial Statements"                      4.01(o)                  47
"Balance Sheet Date"                                1.04(c)                  13
"Bank Debt"                                         1.03(a)                   7
"Bill of Sale"                                      1.02                      6
"Bridging Agreement"                                5.01(n)                  62
"Business"                                          Title                     1
"CAA"                                               4.01(n)                  45
"Cash Consideration"                                1.04(a)                  13
"CERCLA"                                            1.03(c)(xv)              11
"Checks"                                            1.03(b)                   7
"Closing Date"                                      1.06                     22
"Closing Balance Sheet"                             1.04(c)                  13
"Closing"                                           1.01(a)                  22
"Collective Agreement"                              3.01(b)                  31
"Committee"                                         1.04A(j)                 20
"Contract Rights"                                   1.01(a)(iv)               3
"Contracts"                                         2.02(c)                  24
"Cross Receipt"                                     5.01(o)(xii)             64
"CWA"                                               4.01(n)                  45
"DEA"                                               1.01(a)(xi)               4
"Delivery Service Agreement"                        5.01(m)                  62
"DGD Shareholders"                                  6.04                     68
"DGD Responsible Employee"                          2.02(d)                  25
"DGD Employees"                                     3.01(b)                  31
"DGD"                                               Title                     1
"Environmental Law"                                 4.01(n)                  45

"Environmental Claim"                               4.01(n)                  45
"ERISA"                                             4.01(j)(i)               38
"Excluded Assets"                                   1.01(b)                   6
"Excluded Liabilities"                              1.03(c)                   9
"FDA"                                               2.02(e)                  26
"Financial Statements"                              4.01(o)(i)               47
"Fixed Assets"                                      1.01(a)(ix)               4
"FWPA"                                              4.01(n)                  45
"Hazardous Material"                                4.01(n)                  46
"Hourly Union Employees"                            3.01(b)                  31
"HSR Act"                                           5.03                     68
"Intangible Property"                               1.01(a)(x)                4
"Interest Rate"                                     1.04(d)(ii)(C)           15
"Inventory"                                         1.01(a)(i)                2
"ISRA"                                              4.01(n)(x)               44




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

"LC"                                                1.04(e)                 15
"Leased Properties"                                 4.01(n)(i)              41
"Leases"                                            4.01(q)(i)(B)           49
"Lender Statement"                                  1.04(c)                 14
"Litigation"                                        4.01(y)                 55
"March Balance Sheet"                               4.01(o)(i)              47
"Meadow"                                            1.03(c)(xvi)            11
"NDI"                                               Title                    1
"Net Asset Value"                                   1.04(c)                 14
"Neuman Shares"                                     6.04                    70
"Neuman Responsible Employee"                       2.03(c)                 29
"Neuman"                                            Title                    1
"NJBCA"                                             4.01(c)                 34
"Note"                                              1.04(a)                 13
"Options"                                           6.04                    70
"OSH Act"                                           4.01(n)                 45
"Owned Properties"                                  4.01(n)(i)              41
"PCBs"                                              4.01(n)(v)              43
"Post Audit Adjustment"                             1.04A(b)                17
"Post Audit Adjustment Notice"                      1.04A(b)                17
"Purchase Price"                                    1.04(a)                 13
"RCRA"                                              4.01(n)(v)              43
"Real Estate"                                       1.01(a)(v)               3
"Real Property"                                     4.01(q)(i)(A)           49
"Receivable Adjustment"                             1.04A(d)                17
"Registration Statement"                            6.04                    70
"Release"                                           4.01(n)                 46
"Rental Agreement"                                  5.02(h)                 67
"Salaried Employees"                                3.01(a)                 30
"SDWA"                                              4.01(n)                 45
"SEC"                                               2.02(e)                 25

"Second Note"                                       1.04(a)                 13
"Spill Act"                                         4.01(n)                 45
"SWMA"                                              4.01(n)                 44
"Total Audit Adjustment"                            1.04A(c)                17
"Total Adjustment"                                  1.04A(e)                18
"TSCA"                                              4.01(n)                 45
"WPCA"                                              4.01(n)                 45




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

     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

                                                 NEUMAN HEALTH SERVICES, INC.

                                                 By /s/ Anthony A. Bonelli
                                                    ------------------------
                                                 Name:  Anthony A. Bonelli
                                                 Title: President
                                                 Facsimile No.: (201) 941-6327

Attest:
/s/ Philip Piscopo
-----------------------------
                                                 NEUMAN DISTRIBUTORS, INC.

                                                 By /s/ Anthony A. Bonelli
                                                    ------------------------
                                                 Name:  Anthony A. Bonelli
                                                 Title: President
                                                 Facsimile No.: (201) 941-6327


Attest:
/s/ Philip Piscopo
-----------------------------
                                                 DRUG GUILD DISTRIBUTORS, INC.

                                                 By /s/ Harold Blumenkrantz
                                                    ------------------------
                                                 Name:  Harold Blumenkrantz
                                                 Title: President
                                                 Facsimile No.: (201) 348-0874

Attest:
/s/ Michael Katz
-----------------------------


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